SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Everbridge, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 13, 2023

To our Stockholders:

We are pleased to invite you to attend our 2023 Annual Meeting of Stockholders to be held on Thursday, May 25, 2023 at 10:00 a.m. at the Boston office of Cooley LLP, located at 500 Boylston Street, 14th floor, Boston, MA 02116.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of a paper copy of this proxy statement and our 2022 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2022 Annual Report and a form of proxy card. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

Thank you for your ongoing support of and continued interest in Everbridge. We look forward to seeing you at the Annual Meeting.

Sincerely,

David Henshall

Chairman of the Board of Directors

EVERBRIDGE, INC.

25 Corporate Drive, 4th Floor

Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2023

To the Stockholders of Everbridge, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Everbridge, Inc., a Delaware corporation, (the “Company”) will be held on Thursday, May 25, 2023 at 10:00 a.m. local time at the Boston offices of Cooley LLP located at 500 Boylston Street, 14th floor, Boston, MA 02116, for the following purposes:

1.
To elect the nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2024 Annual Meeting.
2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.
3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.
4.
To conduct any other business properly brought before the Annual Meeting (including adjournments, continuations and postponements thereof).

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 29, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. The proxy materials, including this Proxy Statement and our 2022 Annual Report, are being distributed and made available on or about April 13, 2023.

By Order of the Board of Directors,

Noah F. Webster,
Corporate Secretary

Burlington, Massachusetts

April 13, 2023

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 25, 2023 at 10:00 a.m. Eastern Time.

 The proxy statement and annual report to stockholders are available at www.proxyvote.com

This proxy statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products and future growth. These forward-looking statements are made as of the date of this proxy statement and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to successfully integrate businesses and assets that we may acquire; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 24, 2023 and other subsequent filings with the SEC. The forward-looking statements included in this proxy statement represent our views as of the date of this proxy statement. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this proxy statement.

Introduction

About Everbridge

Everbridge is a global software company that empowers resilience by leveraging intelligent automation technology to enable customers to anticipate, mitigate, respond to, and recover from critical events to keep people safe and organizations running. During public safety threats including severe weather conditions, active shooter situations, terrorist attacks or a pandemic, as well as critical business events such as Information Technology outages, cyber-attacks, product recalls or supply-chain interruptions, over 6,500 global customers rely on our Critical Event Management ("CEM") platform to empower their resilience and to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to a comprehensive range of different communication channels and devices, and track progress on executing response plans. Everbridge digitizes organizational resilience by combining intelligent automation with the industry’s most comprehensive risk data to Keep People Safe and Organizations Running™.

Everbridge has a strong foundation as a leader in CEM and national Public Warning solutions. During our December 2022 Investor Day, we outlined our strategy to maximize long-term stockholder value. We have made significant progress with respect to aligning the right go-to-market with the right products at the right time to deliver even more customer value.

We serve customers of all sizes, but our focus for the next five years will be on larger enterprises and governments with the resources to fully leverage our solutions.

In 2022, we achieved strong revenue growth and significantly improved business results, including:

-
We generated revenues of $431.9 million, an increase of 17% over $368.4 million in 2021. Net loss was $61.2 million and Adjusted EBITDA(1) was $42.1 million, an increase of 276% over $11.2 million in 2021.
-
We won a record 274 deals over $100,000 annualized contract value ("ACV"), up 27% from 216 deals in 2021. Our experience shows that deals equal to or larger than $100,000 ACV are an effective “on ramp” for customers to deploy our full CEM platform.
-
To reflect our focus on recurring revenue, we started reporting a new key performance metric, Annualized Recurring Revenue ("ARR"), exiting 2022 at $384 million, up 11% from the end of 2021.

Our outlook for 2023, and longer-term, incorporates a judicious balance of revenue growth and improving profitability.

(1)
See Appendix A of this Proxy Statement for a reconciliation of Adjusted EBITDA Margin to Net Loss Margin, which is the most directly comparable financial measure calculated in accordance with GAAP.

Leadership and Business Update

The last year marked a number of fundamental changes for Everbridge. In response to developments in the market, our business, and our leadership occurring in late 2021, the Board conducted both a comprehensive review of strategy and operations and a CEO succession process in 2022. The actions taken by the Board were informed by extensive feedback gathered from engagement with our stockholders.

In July of 2022, the Board completed its CEO search process after evaluating a wide range of external and internal candidates, and appointed David Wagner as CEO. Mr. Wagner has over 30 years of experience as a CEO and senior executive of B2B SaaS and cyber security businesses. Since Mr. Wagner’s appointment, Everbridge has reconstituted its executive team with the appointment of five new C-level executives, including John Di Leo, Chief Revenue Officer, Bryan Barney, Chief Product Officer, David Alexander, Chief Marketing Officer, Noah Webster, Chief Legal and Compliance Officer and Sheila Carpenter, Chief Information Officer.

In addition to reconstituting the executive management team, the Everbridge Board also took steps to transform the Board’s leadership structure. This included the appointment of a new independent Chair, David Henshall, and the appointment of Simon Paris as the new chair of the Nominating and Corporate Governance Committee. Additionally, the Board refreshed its composition by adding two new independent directors: Rohit Ghai, CEO of RSA, who comes with a deep security background; and David Benjamin, EVP at Blackbaud, who brings expertise in high-velocity SaaS selling in the North American, European and Asia-Pacific markets. These two new independent directors replaced our retiring former Chair and Lead Independent Director.

The changes to Everbridge’s leadership and governance have laid the foundation for the evolution of our business and strategy. During 2022, our Board of Directors approved the “2022 Strategic Realignment” program to accelerate our investments in our largest growth opportunities while streamlining our operations. This program simplifies our business, accelerates the integration of recent acquisitions, and will help drive the financial outcomes of sustainable growth, improved profitability and increased cash flow. The 2022 Strategic Realignment program includes targeted product and go-to-market realignment, headcount and facilities reduction, and optimization of third-party spend. The 2022 Strategic Realignment is expected to be substantially completed by the end of fiscal 2023.

Key Actions Taken During 2022	Resulted in Improved Performance
• Re-Focused on Profitable Growth
•
Improved adjusted EBITDA margin to 10% in FY22 from 3% in FY21(1)
•
Improved net loss margin to (14)% in FY22 from (26)% in FY21
•
Increased Adjusted Free Cash Flow from $2.4 million in FY21 to $13.9 million in FY22(2)
•
Net cash from operating activities decreased from $22.2 million in FY21 to $20.2 million in FY22

• Repurchased Convertible Debt at a Discount	• Reduced total debt obligations by $316 million to $509 million • Repurchased convertible debt at a discount to reduce net debt position by $28 million to $310 million, net of cash and equivalents
• Reduced Headcount	• Reduced headcount at end of FY22 by 12% relative to end of FY21 levels
• Restructured Facility Footprint	• We continue to consolidate office space reflecting both integration of acquired assets and a hybrid workforce
• Paused Material Mergers & Acquisitions ("M&A")	• In line with our commitment to pause M&A, we had no material M&A in FY22
• Improved Go-To-Market Velocity	• We continue to expand our global reach via direct and indirect channels

(1)
See Appendix A of this Proxy Statement for a reconciliation of EBITDA margin to Net Loss Margin, which is the most directly comparable financial measure calculated in accordance with GAAP.
(2)
See Appendix A of this Proxy Statement for a reconciliation of Adjusted Free Cash Flow to cash from operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP.

These actions have repositioned the business to achieve sustainable profitable growth. We are on target to achieve $1 billion of Annual Recurring Revenue, with a path to “Rule of 40” by 2027. The "Rule of 40" is a financial metric for software companies, and is measured by the sum of revenue growth percentage plus the adjusted EBITDA margin percentage.

Stockholder Engagement and Corporate Governance

In 2022, we considered the results of the nonbinding, advisory say-on-pay vote from the 2022 Annual Meeting, and our Board and management reached out to our top 25 stockholders, representing over 70% of our outstanding shares. We held several key meetings with portfolio managers and stewardship teams at these investment funds. The key objective for this investor outreach was to ascertain feedback from our stockholders and solicit their perspectives on our strategy, executive compensation program, corporate governance practices, and environmental, social, and corporate governance ("ESG") initiatives.

Feedback from these stockholder engagements was then shared with our full Board, which informed critical decisions and changes as described below:

What We Heard from Stockholders	What We Did
• Appoint new CEO	• Hired David Wagner as CEO in July of 2022 • Thirty years executive experience • Past CEO of B2B SaaS and cyber security businesses.
• Refresh Board & Improve Diversity	• Added two new independent diverse Board members • Two long-standing directors retired – our former Chairman and Lead Independent Director
• Enhance Board Leadership Structure	• Appointed new independent Board Chair • Appointed new independent Nominating and Corporate Governance Committee Chair
• Improve Profitability	• Improved Adjusted EBITDA margin from 3% in FY21 to 10% in FY22 • Improved net loss margin to (14)% in FY22 from (26)% in FY21 • Established path to “Rule of 40” by 2027
• Reassess Capital Allocation Priorities
•
Committed to pause material new M&A until prior acquisitions were integrated
•
Reduced total debt obligations by $316 million to $509 million
•
Repurchased convertible debt at a discount to reduce net debt position by $28 million to $310 million, net of cash and equivalents

• Better Align Executive Compensation with Value-Creation
•
CEO will not receive an annual refresher equity award in 2023
•
Diversified metrics between short-term incentives and long-term incentives to better align pay and performance
•
Adopted new severance plan to standardize potential severance payments among executive team members

• Enhance ESG Program	• Launched an internal ESG Steering Committee reporting through the Senior Management team to the Nominating and Corporate Governance Committee of the Board.

We greatly value the dialogue that we have with our stockholders, and we look forward to continuing to benefit from significant and consistent engagement with our stockholders in future years.

Executive Compensation

Our compensation strategy is focused on targeted business priorities that guide and align our actions to the needs of our customers, stockholders, and employees. To achieve this, our compensation program is designed to (1) attract and retain top talent that can continue building on our trajectory for long-term growth and (2) provide competitive compensation packages that create a significant and substantial link between our business results, stockholder interests, and the individual employee’s pay opportunity.

The majority of total compensation opportunity offered to our executives comes in the form of an annual incentive bonus and equity awards granted under our long-term incentive (“LTI”) program, both of which represent “at risk” pay. Payouts of our annual bonus are dependent on concrete business objectives determined by the Board, and equity awards include restricted stock units (“RSUs”) and performance-based stock units (“PSUs”). Long-term equity incentive compensation is awarded in the form of RSUs and PSUs to better align executive compensation with a pay-for-performance culture.

Executive Compensation Plan Structure

Compensation Element	Link to Business Strategy
Base Salary *4% of CEO 2022 Target Compensation*	• Help attract, maintain, and motivate executive talent • Increases are not automatic or guaranteed, which promotes a performance-first culture
Bonus Plan *4% of CEO 2022 Target Compensation*	• Annual variable pay opportunities are designed to reward achievement of annual financial and corporate objectives and individual goals • Metrics and targets are evaluated each year to ensure alignment with overall Company business strategy • Award values are differentiated based on individual performance, which helps motivate key talent
Long-Term Incentives *92% of CEO 2022 Target Compensation*	• Promotes an ownership culture and aligns the interests of executives with those of long-term stockholders • Provides meaningful incentives for management to execute on long-term financial and strategic growth goals • Award mix and performance metrics are reviewed annually for strategic alignment with long-term stockholder value and business strategy • Award values are differentiated based on individual performance, as well as overlapping vesting periods, which helps motivate and retain key talent

Commitment to ESG

Our core values of Customer First, Learning, Integrity, and People underlie our commitment to conduct business responsibly and support our various stakeholders. Everbridge’s corporate mission for over 20 years has been to keep people safe and businesses running. Our ESG program manifests this mission through two dimensions: customer benefits that our platform delivers to citizens and employees; and our internal focus on being a better corporate citizen.

The Board exercises ESG oversight, directly and indirectly through its various Committees. It reviews strategic and operational risks, including ESG, compliance, and cybersecurity risk, in the context of reports from the management team on a regular basis, receives reports on all significant committee activities at each regular meeting, and elevates the risk inherent in significant transactions. Each Committee has responsibilities that touch on an aspect of ESG.

•
Nominating and Corporate Governance Committee
o
Oversees the Company’s environmental, social and corporate governance initiatives and performance
o
Responsible for identifying, assessing and managing environmental risk
o
Oversees succession planning
•
Compensation Committee
o
Oversees areas such as compensation strategy and pay-equity
o
Leads human capital management oversight, which includes Diversity, Equity, and Inclusion initiatives and employee career progression and development
•
Audit Committee
o
Oversees corporate risk assessment and management, compliance, and ethics and integrity.

Under this oversight, and in accordance with our ESG strategy, our senior management team and other employee leaders and experts implement ESG initiatives.

Customer Benefits across Public and Private Sectors

Everbridge’s corporate mission for over 20 years has been to keep people safe and businesses running. Our ESG program manifests this mission through two dimensions: customer benefits that our platform delivers to citizens and employees; and our internal focus on being a better corporate citizen.

•
Public Sector: Our solutions foster stronger, more sustainable, and more resilient communities where people work, play, and live, which enables greater health and wellness through awareness and preparedness. Our 20+ nationwide deployments of public safety solutions reach over 800 million people across five continents. Early warning systems can help adapt to climate change as well as other adverse events. For example, in the week Hurricane Ian hit the State of Florida in September 2022, our platform sent out over 10 million targeted messages, enabling residents in the affected areas to seek safety. As a leader in this area, we actively engage with the Early Warning for All initiative of the United Nations.
•
Private Sector: Our Critical Event Management solutions, primarily for larger global enterprises, empower resilience – providing an intelligent platform to recover from disruptive events and keeping operations running. Not only do we enable organizations to fulfill their “duty of care” by keeping employees safe and alerting them to adverse events, our platform also automates situational awareness that might impact other assets, such as buildings, data centers and even their supply chains, to trigger recovery plans that improve business resilience.

Our Focus on Corporate Responsibility

While Everbridge’s ESG impact with nations and customers globally is tangible in many ways, we are internally focused on formalizing our ESG priorities and disclosures. We are collecting and aligning our disclosures to internationally accepted standards and monitoring expected sustainability disclosure requirements from the European Union and the Securities and Exchange Commission. We intend to mature our program and measure our progress.

•
Environmental: As a cloud-based software provider, we focus our environmental impact on the energy we use to run our SaaS infrastructure and our offices. For instance, we primarily engage Amazon Web Services as a cloud provider for CEM, which seeks to power operations with 100% renewable energy by 2025 and achieve net-zero carbon by 2040. Like many organizations, we are a largely remote workforce and continue to take steps to reduce our office footprint, including downsizing offices and seeking out LEED certified office leases. Key thought leaders in our organization actively participate in global climate discussions including the World Climate Summit – The Investment COP.
•
Social: At Everbridge, we cultivate a safe, supportive, and inclusive environment. We have a demonstrated commitment to a diverse workforce, and an equitable, inclusive environment. Under the umbrella of our Diversity, Equity, Inclusion, and Belonging Council, our organization has a well-established and growing set of Employee Resource Groups (ERGs) that connect various communities within the company, such as Everbridge Women’s Alliance, Bridgers of Color, BridgeOut for LGBTQ+ Bridgers and allies, and our Military and Veteran’s Resource Group. In 2023, we're increasing our investment in employee savings plans and development and learning programs.
•
Governance: Everbridge is increasing financial transparency by disclosing a new performance metric, Annual Recurring Revenue, which we believe is the best indicator of our expected recurring revenue for the next twelve months. We’ve responded to stockholder feedback and made recent changes to the board to reflect greater diversity, both in terms of backgrounds and domain expertise.

•
Privacy and Security: Keeping our customers’ data secure is among our top priorities. We employ rigorous measures at the organizational, architectural, and operational levels to help ensure that customer data, applications, and infrastructure remain safe and in compliance with global privacy laws and regulations. We continue to have a strong Compliance program in place, where we obtain third-party audited certifications and our employees are required to take annual training in compliance best practices.

EVERBRIDGE, INC.

25 Corporate Drive, 4th Floor

Burlington, Massachusetts 01803

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Everbridge, Inc. (the “Board”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Everbridge, Inc. (the “Company”), including at any adjournments or postponements thereof, to be held on Thursday, May 25, 2023 at 10:00 a.m. local time at the Boston office of Cooley LLP, located at 500 Boylston Street, 14th floor, Boston, MA 02116. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2022 Annual Report, are being distributed and made available on or about April 13, 2023. As used in this Proxy Statement, references to “we,” “us,” “our,” “Everbridge” and the “Company” refer to Everbridge, Inc. and our consolidated subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 13, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after April 13, 2023.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Thursday, May 25, 2023 at 10:00 a.m. local time at the Boston office of Cooley LLP, located at 500 Boylston Street, 14th floor, Boston, MA 02116. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 29, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were 40,435,140 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 29, 2023, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 29, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•
Proposal 1: Election of nine directors to hold office until the 2024 Annual Meeting;
•
Proposal 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•
Proposal 3: Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “FOR” each of the nominees to the Board or you may “WITHHOLD” your vote for each of the nominees. Proxies cannot be voted for a greater number of persons than the nine nominees named in this Proxy Statement. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•
To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•
To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or printed proxy card. Your telephone vote must be received by 2:00 a.m., Eastern Time, on May 25, 2023 to be counted.
•
To vote through the Internet, go to www.envisionreports.com/evbg to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 2:00 a.m., Eastern Time, on May 25, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote through the Internet, over the telephone, by requesting and returning a printed proxy card or by submitting a ballot in person at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 29, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by telephone, through the Internet or by completing the printed proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the nominees for director, “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and “FOR” the advisory approval of named executive officer compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those Proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the Internet.
•
You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary, Everbridge, Inc., 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803.
•
You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by telephone or vote through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to change those instructions.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, you must submit your proposal, in writing, by December 13, 2023, to our Corporate Secretary, Everbridge, Inc., 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2024 Annual Meeting, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on February 25, 2024 nor earlier than the close of business on January 26, 2024. However, if our 2024 Annual Meeting is not held on or after April 25, 2024 and on or before June 24, 2024, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes, and, with respect to Proposals 2 and 3, votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes. Withhold votes will have no effect on Proposal 1. Abstentions will have the same effect as “Against” votes on Proposals 2 and 3, and will have no effect on Proposal 1. Broker non-votes will have no effect on Proposals 1 and 3 and will not be counted towards the vote total for those proposals.

What are “broker non-votes”?

If you are the beneficial owner of shares held in “street name,” your shares may constitute “broker non-votes.” Broker non-votes occur when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other securities intermediary holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other securities intermediary can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules of NYSE, which generally apply to all brokers, bank or other securities intermediaries, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only Proposal 2 is considered a “routine” matter for this purpose and brokers, banks or other securities intermediaries generally have discretionary voting power with respect to such proposal. Proposals 1 and 3 are considered to be "non-routine" under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Withhold Votes or Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The nine nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on this proposal.	No effect	No effect, non-routine
2	Ratification of the Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on this proposal.	Against	Not applicable, as brokers can vote the shares since this is considered a “routine” matter
3	Advisory Approval of the Compensation of our Named Executive Officers	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on this proposal.	Against	No effect, non-routine

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 40,435,140 shares outstanding and entitled to vote. Thus, the holders of at least 20,217,571 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Abstentions, withhold votes, and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of nine directors. There are nine nominees for director this year. Each director to be elected and qualified will hold office for a term of one year, expiring at the next annual meeting of stockholders and until his or her respective successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below, except for Mr. Benjamin, Mr. Ghai, and Mr. Wagner, is currently a director of the Company who was previously elected by the stockholders. Mr. Benjamin and Mr. Ghai were both recommended for nomination by a third-party search firm.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. All nominees have each agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

It is our policy to invite directors and nominees for director to attend the Annual Meeting. All our directors serving at the time of our 2022 Annual Meeting attended that meeting.

Our Board of Directors

Our Board is comprised of highly engaged individuals with a diverse set of skills, experiences and backgrounds that facilitate effective oversight of our strategy and operations. The Nominating and Corporate Governance Committee regularly evaluates existing director strengths and experiences in the context of our evolving business needs to ensure the Board is best positioned to lead Everbridge forward.

Director Skills

In identifying candidates for the Board, the Nominating and Corporate Governance committee considers the qualifications and experience that the committee believes would best suit the Board’s needs created by a particular vacancy. As part of the process, the Nominating and Corporate Governance committee and the Board endeavor to have a Board comprised of individuals with diverse backgrounds, viewpoints, and life and professional experiences, provided such individuals should all have a high level of management and/or financial experience. While the Company currently has no formal diversity policy that applies to the consideration of director candidates, the Nominating and Corporate Governance committee has determined that diversity should be an important consideration in the selection of candidates, and that the Board should be comprised of members who reflect diversity not only in race and gender, but also in viewpoints, experiences, backgrounds, skills and other qualities and attributes. In particular, our current directors possess expertise in the professional areas listed below.

The table below provides certain highlights of the composition of our Board members and nominees as of April 13, 2023. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 13, 2023)
	Female	Male
Total Number of Directors	9
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black	—	1
Asian	—	1
White	2	5

Nominees for Election for a One-Year Term Expiring at the 2023 Annual Meeting

David Benjamin, age 51, has served as a member of our Board since January 2023. Since July 2022, Mr. Benjamin has served as Executive Vice President and Chief Commercial Officer for Blackbaud, a leading cloud software company powering social good where he leads all global commercial efforts. Additionally, Mr. Benjamin served as Executive Vice President and President, International Markets, at Blackbaud from April 2018 to July 2022. Mr. Benjamin holds a B.A. in European Business from London Metropolitan University, and an MBA from the Manchester Metropolitan University. Our Board believes that Mr. Benjamin's go-to-market experience in the software as a service (SaaS) industry qualifies him to serve on our Board.

Richard D’Amore, age 69, has served as a member of our Board since April 2015. Mr. D’Amore has been a General Partner of North Bridge Venture Partners, an early-stage venture capital and growth equity firm since its inception in 1994. Mr. D’Amore has served as a member of the board of directors of Veeco Instruments, Inc., a developer and manufacturer of electronics equipment, since 1990. Mr. D’Amore also serves as Chairman of the Board of Trustees at Northeastern University. Mr. D’Amore holds a B.S. in business from Northeastern University and an M.B.A. from Harvard Business School. Our Board believes that Mr. D’Amore’s broad entrepreneurial experience and his extensive service on public company boards qualifies him to serve on our Board.

Alison Dean, age 58, has served as a member of our Board since July 2018. In addition, Ms. Dean has served as a board member of Salsify, a commerce management software company, since September 2021 and Yeti Holding, Inc. a global retailer of outdoor products, since October 2020. Ms. Dean formerly served as Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer at iRobot, the leading global consumer robot company, from April 2013 to May 2020. Ms. Dean has more than 30 years of cumulative experience in corporate finance. Ms. Dean holds a B.A. in Business Economics from Brown University and an M.B.A. from Boston University. The Board believes Ms. Dean’s extensive background in finance and operations qualifies her to serve on our Board.

Rohit Ghai, age 53, has served as a member of our Board since January 2023. Since January 2017, Mr. Ghai has served as Chief Executive Officer of RSA, a global leader in cybersecurity and risk management solutions. Mr. Ghai has extensive experience leading software and SaaS organizations in cybersecurity and information management and advises global organizations on their cyber resilience strategy. Mr Ghai also serves as a member of the board for RSA and for MHC Software. Mr. Rohit holds a B.E. in Computer Science from the Indian Institute of Technology, Roorkee, and an M.S. in Computer Science from the University of South Carolina. Our Board believes that Mr. Rohit's deep cyber security understanding and strong product management background in delivering technology to market at scale qualifies him to serve on our Board.

David Henshall, age 54, was appointed to our Board in January 2022, and became Chairman of the Everbridge Board effective January 1, 2023. Prior to this, Mr. Henshall served as Vice Chair of the Board and, in addition to his Board responsibilities, assisted the Board and our senior management team on strategic and operational matters. Mr. Henshall previously served as President and Chief Executive Officer of Citrix Systems, Inc., a provider of workplace mobility solutions, from 2017 to 2021, and prior to that he was the Chief Operating Officer and Chief Financial Officer of Citrix from 2014 to 2017 and Chief Financial Officer of Citrix from 2003 to 2017. Mr. Henshall serves as a member of the board of directors of New Relic, Inc., a software performance observability company, Feedzai, a cloud-based risk management platform for financial management, and HashiCorp, a suite of multi-cloud infrastructure automation products. Mr. Henshall also served as a member of our Board from July 2015 to May 2018. Our Board believes that Mr. Henshall’s experience in chief leadership positions qualifies him to serve on our Board.

Kent Mathy, age 63, has served as a member of our Board since August 2012. Mr. Mathy has also served as a board member of AVC Technologies, a provider of UCaaS, cybersecurity, and IT solutions, since July 2020, and Elea Institute (formerly known as JourneyCare Hospice), a provider of palliative and hospice care since October 2017. Mr. Mathy was the CEO of Sequential Technology International (STI), a business process outsourcer for wireline/wireless telecommunication, broadband, cable/multi-system operators, and satellite service providers, from January 2017 to May 2020. Prior to STI, Mr. Mathy held a variety of executive management positions at AT&T including having served as President, Southeast Region of AT&T Mobility; President, North Central Region for AT&T Mobility; and President, Small Business for AT&T Mobility. Mr. Mathy holds a B.A. in marketing from the University of Wisconsin-Oshkosh and attended the University of Michigan, Executive Program. Our Board believes Mr. Mathy’s experience in the telecommunications industry qualifies him to serve on our Board.

Simon Paris, age 53, has served as a member of our Board since February 2020. Mr. Paris has served as Chief Executive Officer at Finastra, a global financial technology company since June 2018. He was Finastra’s President and Deputy Chief Executive Officer from June 2017 to June 2018, and joined Finastra as President in June 2015. Since November 2020, Mr. Paris has also served on the board of directors of Thomson Reuters, a provider of business information services. Mr. Paris holds a B.A. from the European Business School and an MBA from INSEAD. Our Board believes Mr. Paris’s experience in the software-as-a-service industry qualifies him to serve on our Board.

Sharon Rowlands, age 64, has served as a member of our Board since January 2019. Since February 2021, Ms. Rowlands has served as Chief Executive Officer and President of Newfold Digital, a web hosting and domain registration company. Additionally, since January 2019, Ms. Rowlands has served as Chief Executive Officer and President of Web.com, a leading web technology company, which was renamed Newfold Digital in February 2021 after a merger with Endurance Web Presence. She served as President of USA Today Network Marketing Solutions at Gannett Co. from October 2017 to January 2019. Previously, Ms. Rowlands served as the Chief Executive Officer and member of the board of directors of ReachLocal, Inc., an Internet-based advertising and marketing company which specialized in search engine marketing, marketing analytics, and display advertising, from April 2014 to January 2019. Ms. Rowlands has served as a member of board of directors of The Glimpse Group, a virtual reality products provider, since October 2017, and Pegasystems Inc., a provider of software automation solutions, since April 2016. Our Board believes that Ms. Rowlands’ extensive business expertise and experience across the financial services, media and information and digital marketing sectors qualifies her to serve on our Board.

David Wagner, age 58, has served as a member of our Board since he was appointed as our Chief Executive Officer and President of Everbridge in July 2022. Mr. Wagner previously served as President and Chief Executive Officer of Zix from January 2016 to December 2021. Mr. Wagner holds a B.S. in Accounting and an M.B.A. from Penn State University. Our Board believes Mr. Wagner's experience in the software-as-a-service and security industries qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board determined that Messrs. and Mmes. Benjamin, D’Amore, Dean, Ghai, Henshall, Mathy, Paris, and Rowlands, representing eight of our nine directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. Mr. Grayson was previously determined to be independent during his time on the Board. In making these determinations, our Board considered all facts and circumstances that our Board deemed relevant in determining their independence.

Board Leadership Structure

Our Board is currently chaired by Mr. Henshall, who also serves as our lead independent director. As Board Chair, Mr. Henshall presides over periodic meetings of our independent directors, coordinates activities of the independent directors and performs such additional duties as our Board may otherwise determine and delegate.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors cybersecurity risks and compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Oversight of ESG Risks and Opportunities

ESG Governance

The Board, its Committees, and management-level groups are structured around effective governance and supporting our employees, customers, stockholders, and other stakeholders with responsible behavior.

The Board exercises its risk oversight function, directly and indirectly through its various Committees. It reviews strategic and operational risks, including ESG, compliance, and cybersecurity risk, in the context of reports from the management team on a regular basis, receives reports on all significant committee activities at each regular meeting, and elevates the risk inherent in significant transactions. Our Board assists in determining the appropriate level of risk for the Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing identified risks. The Board devotes significant time to compliance and cybersecurity practices, including incident prevention, preparedness and response. Our Chief Information Officer reports to the Board or the Audit Committee regularly, more frequently than once annually on topics like cyber threats and risks, training and awareness, incident response, and our security framework.

The Board and its Committees are central to governance and oversee specific areas critical to ESG. The Nominating and Corporate Governance Committee of the Board is responsible for overseeing the Company’s ESG initiatives and performance. The Nominating and Corporate Governance Committee has responsibility for identifying, assessing, and managing environmental risk. This committee also oversees areas such as succession and corporate governance including stockholder rights. The Compensation Committee oversees areas such as compensation strategy, including pay-equity, and human capital management, including Diversity, Equity, and Inclusion and employee career progression and development. The Audit Committee oversees areas such as corporate risk assessment and management, compliance, and ethics and integrity.

Our senior management team and other employee leaders and experts implement initiatives according to our ESG strategy. They guide and participate in different cross-functional groups critical to our ESG execution. An ESG Steering Committee spearheads ESG initiatives across the organization, manages messaging, monitors developments, and tracks performance. This committee is sponsored by the Chief Legal and Compliance Officer. A Diversity, Equity, Inclusion, and Belonging Council supports the development of our culture, internal community building, and recruiting. This council is sponsored by the Chief People Officer. A Business Continuity group reviews our preparedness in support of improving our resilience in times of crisis. Our continuity notification and recovery plans leverage our own technology. The group is sponsored by the Chief Information Officer. An Information, Security, and Privacy Committee meets regularly to review and manage our compliance and cybersecurity practices including our security framework, incident preparedness and response, and third-party certification reviews. This committee is jointly sponsored by C-level executives, including the Chief Information Officer and Chief Legal and Compliance Officer.

Customer Benefits across Public and Private Sectors

Everbridge’s corporate mission for over 20 years has been to keep people safe and businesses running. Our ESG program manifests this mission through two dimensions: customer benefits that our platform delivers to citizens and employees; and our internal focus on being a better corporate citizen.

Our solutions foster stronger, more sustainable, and more resilient communities where people work, play, and live, which enables greater health and wellness through awareness and preparedness. In the Public Sector, our 20+ nationwide deployments of public safety solutions reach over 800 million people across five continents. Early warning systems can help adapt to climate change as well as other adverse events. For example, in the week Hurricane Ian hit the State of Florida in September 2022, our platform sent out over 10 million targeted messages, enabling residents in the affected areas to seek safety. As a leader in this area, we actively engage with the Early Warning for All initiative of the United Nations.

In the Private Sector, our Critical Event Management solutions, primarily for larger global enterprises, empower resilience – providing an intelligent platform to recover from disruptive events and keeping operations running. Not only do we enable organizations to fulfill their “duty of care” by keeping employees safe and alerting them to adverse events, our platform also automates situational awareness that might impact other assets, such as buildings, data centers and even their supply chains, to trigger recovery plans that improve business resilience.

Our Focus on Corporate Responsibility

While Everbridge’s ESG impact with nations and customers globally is tangible in many ways, we are internally focused on formalizing our ESG priorities and disclosures. We are collecting and aligning our disclosures to internationally accepted standards and monitoring expected sustainability disclosure requirements from the European Union and the Securities and Exchange Commission. We intend to mature our program and measure our progress.

As a cloud-based software provider, we focus our environmental impact on the energy we use to run our SaaS infrastructure and our offices. For instance, we primarily engage Amazon Web Services as a cloud provider for CEM, which seeks to power operations with 100% renewable energy by 2025 and achieve net-zero carbon by 2040. Like many organizations, we are a largely remote workforce and continue to take steps to reduce our office footprint, including downsizing offices and seeking out LEED certified office leases. Key thought leaders in our organization actively participate in global climate discussions including the World Climate Summit – The Investment COP.

At Everbridge, we cultivate a safe, supportive, and inclusive environment. We have a demonstrated commitment to a diverse workforce, and an equitable, inclusive environment. Under the umbrella of our Diversity, Equity, Inclusion, and Belonging Council, our organization has well-established and growing set of Employee Resource Groups (ERGs) that connect various communities within the company, such as Everbridge Women’s Alliance, Bridgers of Color, BridgeOut for LGBTQ+ Bridgers and allies, and our Military and Veteran’s Group. In 2023, we're increasing our investment in employee savings plans and development and learning programs.

Everbridge is increasing financial transparency by disclosing a new performance metric, Annual Recurring Revenue, which we believe is the best indicator of our expected recurring revenue for the next twelve months. We’ve responded to stockholder feedback and made recent changes to the board to reflect greater diversity, both in terms of backgrounds and domain expertise.

Keeping our customers’ data secure is among our top priorities. We employ rigorous measures at the organizational, architectural, and operational levels to help ensure that customer data, applications, and infrastructure remain safe and in compliance with global privacy laws and regulations. We continue to have a strong Compliance program in place, where we obtain third-party audited certifications and our employees are required to take annual training in compliance best practices.

Meetings of the Board of Directors

The Board met twelve times during 2022. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2022 for each of the Board committees:

Name(1)	Audit	Compensation	Nominating and Corporate Governance
Richard D’Amore	X
Alison Dean	X*
Bruns Grayson(2)		X	X*
David Henshall(3)	X
Kent Mathy(4)	X	X
Simon Paris(5)			X
Sharon Rowlands		X*	X
Total meetings in fiscal 2022	8	4	4

(1)
David Benjamin and Rohit Ghai are omitted from this table since they joined the Board in January 2023. Mr. Benjamin is currently a member of the Nominating and Corporate Governance Committee and Mr. Ghai is currently member of the Compensation Committee.
(2)
Mr. Grayson served on our Board and was a member of the Compensation Committee and Nominating and Corporate Governance Committee until his resignation on December 31, 2022.
(3)
Mr. Henshall was appointed as a member of the Audit Committee effective as of February 8, 2023.
(4)
Mr. Mathy was a member of the Audit Committee from January 2022 through February 8, 2023.
(5)
Mr. Paris was appointed chair of the Nominating and Corporate Governance Committee as of February 8, 2023.

* Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that, except as specifically described below, each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the Company’s independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Ms. Dean, and Messrs. D’Amore, and Henshall. Mr. Mathy was a member of the Audit Committee until February 9, 2023. The Audit Committee met nine times during 2022. The Board has adopted a written Audit Committee charter that is available to stockholders in the investor relations section of our website at ir.everbridge.com.

Our Board has determined that each of Ms. Dean, Mr. D’Amore, and Mr. Henshall are independent directors under Nasdaq listing rules and under Rule 10A-3 under the Exchange Act.

The Board has also determined that Ms. Dean and Messrs. D’Amore and Henshall each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Dean and Mr. D’Amore’s level of knowledge and experience based on a number of factors, including their formal education and experience. This designation does not impose on Ms. Dean or Mr. D’Amore any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee of the Board has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Respectfully submitted,

Alison Dean

Richard D’Amore

David Henshall

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three directors: Ms. Rowlands and Messrs. Ghai and Mathy. Mr. Grayson was a member of the Compensation Committee during the year ended December 31, 2022. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met four times during 2022. The Board has adopted a written Compensation Committee charter that is available to stockholders in the investor relations section of our website at ir.everbridge.com.

The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company’s compensation strategy, policies, plans and programs, including:

•
periodically reviewing, considering, and approving a philosophy for compensation of the Company’s executives and other employees in order to attract, retain, engage, and reward employees in a competitive market, to maintain a link between compensation and Company and executive performance;

•
reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;
•
reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to Board members;
•
evaluating, reviewing and approving any stock ownership and retention guidelines and the compensation plans and programs that are in place from time to time and advisable for us, as well as reviewing compliance by executive officers and director with guidelines, and evaluating and approving the modification or termination of existing plans and programs;
•
establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;
•
reviewing the results of any advisory stockholder votes to approve executive compensation and consider whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such votes;
•
reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management;
•
reviewing the Company’s compensation-related policies applicable to executive officers (e.g., the Company’s incentive compensation recoupment or “clawback” policy, anti-pledging policy, and anti-hedging policy) and approving or recommending to the Board amendments to any such policy; and
•
administration of our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plan and programs.

Additionally, the Compensation Committee will review, discuss with management and oversee as it deems appropriate the Company’s policies, practices and strategies as they relate to human capital management, including those regarding recruiting, retention, career development and progression, diversity and inclusion.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

After taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee has engaged FW Cook (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant’s independence and determined that the Consultant has no conflicts of interest in connection with its provision of services to the Compensation Committee. Our management does not have the ability to direct the Consultant’s work.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first or fourth quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.

The specific determinations of our Compensation Committee with respect to executive compensation for the year ended December 31, 2022 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, overseeing the Company’s environmental, social and corporate governance (ESG) initiatives, assessing the performance of management and the Board and developing a set of corporate governance principles for us.

The Nominating and Corporate Governance Committee is currently composed of three directors: Messrs. Benjamin, Paris and Mathy. Mr. Grayson was a member of the Nominating and Corporate Governance Committee during the year ended December 31, 2022. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met four times during 2022. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders in the investor relations section of our website at ir.everbridge.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee also considers diversity, age, skills, gender, race, and such other individual characteristics and factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Everbridge, Inc., 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803 at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

The Nominating and Corporate Governance Committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board.

Stockholder Communications with the Board of Directors

Stockholder communications will be reviewed by the Corporate Secretary of the Company, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Code of Ethics

We have adopted the Everbridge, Inc. Code of Business Conduct that applies to all of our officers, directors, employees and independent contractors. The Code of Business Conduct is available in the investor relations section of our website at ir.everbridge.com. If we ever were to amend or waive any provision of the Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K.

Corporate Governance Guidelines

The Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed in the investor relations section of our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since August 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2022 and December 31, 2021 from Ernst & Young LLP.

	Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$2,014,400	$2,453,625
Audit-related Fees	—	—
Tax Fees(2)	446,488	358,807
All Other Fees(3)	1,985	376,330
Total Fees	$2,462,873	$3,188,762

(1)
Represents fees for professional services and expenses provided in connection with the respective fiscal year related to the annual audit of the Company’s consolidated financial statements, including an assessment of the effectiveness of our internal controls over financial reporting, the review of our quarterly financial statements, consultations on accounting matters directly related to the audit, comfort letters, consents, assistance with and review of documents filed with the SEC, and statutory audit services.
(2)
Represents fees billed for professional services provided for tax compliance, advice and planning.
(3)
All other fees consist of permitted services other than those that meet the criteria above. Fiscal year ended December 31, 2021 includes certain advisory services related to the Company’s issuance of $375 million aggregate principal amount of 0% convertible senior notes due March 15, 2026.

All auditor fees must be approved by our Audit Committee and all fees described above were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, the result will not be binding on the Board or Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

Advisory (non-binding) approval of Proposal 3 requires the approval of the holders of a majority of shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of April 13, 2023.

Name	Title
David Wagner	President and Chief Executive Officer
Patrick Brickley	Executive Vice President and Chief Financial Officer and Treasurer
Phillip E. Huff	Chief Accounting Officer and Corporate Controller
Noah Webster	Chief Legal and Compliance Officer and Corporate Secretary
Bryan Reed Barney	Executive Vice President and Chief Product Officer
John Di Leo	Chief Revenue Officer

David Wagner, age 58, has served as our Chief Executive Officer and President of Everbridge since July 2022. Mr. Wagner previously served as President and Chief Executive Officer of Zix from January 2016 to December 2021. Mr. Wagner holds a B.S. in Accounting and an M.B.A. from Penn State University.

Patrick Brickley, age 46, has served as our Chief Financial Officer since March 2019 and served as interim Co-Chief Executive Officer along with Mr. Vernon Irvin from December 2021 to July 2022. Mr. Brickley joined Everbridge in May 2015 as Vice President of Finance and was promoted to Vice President of Finance and Accounting in 2017. Mr. Brickley holds a B.S. in Accounting from Lehigh University and an M.B.A. from The University of Chicago, Booth School of Business.

Phillip E. Huff, age 61 has served as our Chief Accounting Officer since January 2020. Mr. Huff joined Everbridge in June 2015 as Vice President and Corporate Controller. Mr. Huff holds a B.S. in accounting theory and practice from California State University, Northridge.

Noah Webster, age 49, has served as our Chief Legal and Compliance Officer and Corporate Secretary since December 2022. Mr. Webster has served as Chief Legal and Compliance Officer, Corporate Secretary at Integral Ad Science from May to December 2022; Chief Legal and Compliance Officer, Corporate Secretary at Zix from June 2018 to December 2021; and, in a number of roles, including General Counsel for Mobility Solutions at Blackberry from January 2010 to June 2018. Mr. Webster holds a B.S. in Mechanical Engineering from the United State Military Academy at West Point, and a J.D. from University of Illinois Urbana-Champaign.

Bryan Barney, age 60, has served as our Chief Product Officer since January 2023. Mr. Barney previously served as Chief Executive Officer at RedSeal from June 2020 to December 2022, and Senior Vice President and General Manager – Enterprise Security Group at Symantec from July 2017 to September 2019. Mr. Barney holds a B.S. in Electrical and Electronics Engineering and an M.B.A. from Brigham Young University.

John Di Leo, age 61, has served as our Chief Revenue Officer since February 2023. Mr. Di Leo previously served as Senior Vice President at Opentext from December 2021 to February 2023, Chief Revenue Officer at Zix from December 2019 to December 2021 (when it was acquired by Opentext), and President of Broad Pointe Consulting from August 2016 to December 2019. Mr. Di Leo holds a B.B.A. in Marketing from Western CT State University, and an M.S. in Business from Johns Hopkins University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 29, 2023 by:

•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 40,435,140 shares of common stock outstanding as of March 29, 2023. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable 60 days after March 31, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Everbridge, Inc., 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% or greater stockholders:
The Vanguard Group(1)	5,138,581	12.7%
BlackRock Inc.(2)	3,338,200	8.3%

Named executive officers and directors:
Patrick Brickley(3)	94,068	*
David Wagner	37,609	*
Vernon Irvin	7,015	*
Phillip Huff	7,606	*
Elliot Mark	20,227	*
Bryan Barney	—	*
Ajay Nigam	17,806	*
David Benjamin	—	*
Richard D'Amore	2,171	*
Alison Dean	11,671	*
Rohit Ghai	—	*
David Henshall	8,331	*
Kent Mathy(4)	12,871	*
Simon Paris	1,700	*
Sharon Rowlands	7,171	*
All current executive officers and directors as a group (13 persons) (7)	228,246	*

* Represents beneficial ownership of less than 1%.

(1)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The information shown is based on a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group.

(2)
The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055. The information shown is based on a Schedule 13G/A filed on February 7, 2023 by BlackRock, Inc.
(3)
Includes 3,597 shares of common stock issuable upon the exercise of options that are exercisable on or before May 30, 2023.
(4)
Includes 5,000 shares of common stock issuable upon the exercise of options that are exercisable on or before May 30, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year that ended on December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except for one late filing from Mr. Paris and two late filings each for Mr. Huff and Ms. Rowlands.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) details Everbridge’s executive compensation philosophy, as well as how and why the Compensation Committee arrived at specific compensation decisions and policies. The Compensation Committee’s written charter is available on the Everbridge investor relations website at ir.everbridge.com.

In accordance with SEC rules and regulations, our Named Executive Officers (“NEOs”) for 2022 include the persons who held the role of Chief Executive Officer (“CEO”), Chief Financial Officer and the three remaining other most highly compensated executive officers for the year ended December 31, 2022.

Our Named Executive Officers for 2022 were:

•
David Wagner, Chief Executive Officer. Mr. Wagner has served as Chief Executive Officer since July 2022.
•
Patrick Brickley, Executive Vice President and Chief Financial Officer. Mr. Brickley also served as interim Co-Chief Executive Officer from December 2021 to July 2022.
•
Vernon Irvin, Former Executive Vice President and Chief Revenue Officer Mr. Irvin also served as interim Co-Chief Executive Officer from December 2021 to July 2022.
•
Bryan Barney, Executive Vice President and Chief Product Officer. Mr. Barney joined the Company on December 30, 2022.
•
Phillip Huff, Chief Accounting Officer and Corporate Controller.
•
Elliot Mark, Former Senior Vice President and General Counsel. Mr. Mark departed the Company as of December 31, 2022.
•
Ajay Nigam, Former Senior Vice President and Chief Product Officer. Mr. Nigam departed the Company as of November 30, 2022.

2022: Building for Sustainable Growth

Business Overview

Everbridge is a global software company that empowers resilience by leveraging intelligent automation technology to enable customers to anticipate, mitigate, respond to, and recover from critical events to keep people safe and organizations running. During public safety threats including severe weather conditions, active shooter situations, terrorist attacks or a pandemic, as well as critical business events such as Information Technology outages, cyber-attacks, product recalls or supply-chain interruptions, over 6,500 global customers rely on our Critical Event Management ("CEM") platform to empower their resilience and to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to a comprehensive range of different communication channels and devices, and track progress on executing response plans. Everbridge digitizes organizational resilience by combining intelligent automation with the industry’s most comprehensive risk data to Keep People Safe and Organizations Running™.

Everbridge has a strong foundation as a leader in CEM and national Public Warning solutions. We are executing the strategy outlined during our December 2022 Investor Day and are aligning the right go-to-market with the right products at the right time to deliver even more customer value.

The Board and our management team have completed a number of strategic steps to improve our profitability and build our leadership team for the future. Those steps include:

•
Reduced our net debt obligation while substantially completing our workforce restructuring;

•
Appointed an independent Board chair: David Henshall; and a new chair of the nominating and corporate governance committee: Simon Paris;
•
Added two new Board members: Rohit Ghai, CEO of RSA who comes with a deep security background; and David Benjamin, EVP at Blackbaud, who brings expertise in high-velocity SaaS selling in the North American, European and Asia-Pacific markets;
•
Strengthened our executive team with the addition of David Wagner as Chief Executive Officer, Bryan Barney as Chief Product Officer, and John Di Leo as our new Chief Revenue Officer;
•
Introduced Annualized Recurring Revenue (“ARR”), a new operational metric that is widely used across the Software sector and represents expected recurring revenue in the next twelve months from active customer contracts, assuming no increases or reductions in the subscriptions from that cohort of customers;
•
Implemented revised metrics for 2023 short- and long- term incentives intended to better align pay and performance; and
•
Increased focus on ESG, with a focus on strengthening board-level diversity.

These changes have meaningfully improved our ability to realize sustainable profitable growth, and have positioned us to be a “Rule of 40” company by 2027.

In 2022, we achieved strong revenue growth and significantly improved business results, including:

•
We generated revenues of $431.9 million, an increase of 17% over $368.4 million in 2021. Net loss was $61.2 million and Adjusted EBITDA(1) was $42.1 million, an increase of 276% over $11.2 million in 2021.
•
We won a record 274 deals over $100,000 annualized contract value ("ACV"), up 27% from 216 deals in 2021. Our experience shows that deals equal to or larger than $100,000 ACV as an “on ramp” for customers to deploy our full CEM platform.
•
To reflect our focus on recurring revenue, we started reporting a new key performance metric, Annualized Recurring Revenue ("ARR"), exiting 2022 at $384 million, up 12% from the end of 2021.

Adjusted EBITDA. As used in this report, Adjusted EBITDA is a non-GAAP financial measure that represents our net loss before interest and investment (income) expense, net, (benefit from) provision for income taxes, depreciation and amortization expense, (gain) loss on extinguishment of debt, capped call modification and change in fair value, change in fair value of contingent consideration, stock-based compensation expense and costs related to the 2022 Strategic Realignment (as defined in Appendix A). We do not consider these items to be indicative of our core operating performance. The items that are non-cash include depreciation and amortization expense, (gain) loss on extinguishment of debt, capped call modification and change in fair value, change in fair value of contingent consideration and stock-based compensation expense. Adjusted EBITDA is a measure used by management to understand and evaluate our core operating performance and trends and to generate future operating plans, make strategic decisions regarding the allocation of capital and invest in initiatives that are focused on cultivating new markets for our solutions. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, for a more detailed discussion of our fiscal 2022 financial results. See Appendix A of this Proxy Statement for a reconciliation of Adjusted EBITDA to net loss, which is the most directly comparable financial measure calculated in accordance with GAAP.

Adjusted EBITDA Margin. As used in this report, Adjusted EBITDA Margin is a non-GAAP financial measure that represents Adjusted EBITDA as a percentage of net revenue. See Appendix A of this Proxy Statement for a reconciliation of Adjusted EBITDA Margin to net loss margin, which is the most directly comparable financial measure calculated in accordance with GAAP.

Adjusted Free Cash Flow. As used in this report, Adjusted Free Cash Flow is a non-GAAP financial measure that represents cash provided by (used in) operating activities minus cash used for capital expenditures and capitalized software development costs and further adjusted for cash payments for the 2022 Strategic Realignment (as defined in Appendix A). See Appendix A of this Proxy Statement for a reconciliation of Adjusted Free Cash Flow to net cash from operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP.

Annualized Recurring Revenue. As used in this report, Annualized Recurring Revenue is defined as expected recurring revenue in the next twelve months from active customer contracts, assuming no increases or reductions in the subscriptions from that cohort of customers.

CEOs during 2022

Patrick Brickley, our Executive Vice President and Chief Financial Officer, and Vernon Irvin, our former Executive Vice President and Chief Revenue Officer, served as interim Co-CEOs from December 2021 until July 2022. Mr. Brickley and Mr. Irvin served in this role after the announcement of the resignation of our former CEO David Meredith until David Wagner was appointed by the Board as the new CEO in July 2022. In addition to their salary, Mr. Brickley and Mr. Irvin each received a stipend of $25,000 per month, for the duration of their service as interim Co-CEOs through July 2022 and for three months thereafter until October 31, 2022, for a total of $250,000 each. They also received restricted stock unit grants, as described in greater detail below the section, "Elements of Executive Compensation – Long Term Incentives."

David Wagner was hired as CEO in July 2022. After a market review with FW Cook, our independent executive compensation consultants, the Board developed a compensation package designed to recruit an experienced executive who had served as a public company CEO, while also ensuring the package was significantly tied to a Company performance component to ensure alignment with the interests of stockholders. Mr. Wagner's compensation package included the following considerations:

•
Mr. Wagner will not be eligible for and has not been awarded any additional equity awards in 2023.

•
Sign-on equity with a performance-based component, including no single-trigger vesting based on a change of control.
•
An annual base salary of $425,000 and eligibility to earn an annual cash incentive bonus of up to $425,000, pro-rated based on his start date for the fiscal year 2022, pursuant to the Company’s corporate bonus plan. Mr. Wagner is not eligible for any multi-year guaranteed salary increases.
•
Mr. Wagner is also eligible to participate in the Company’s employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on a basis no less favorable than those provided to other similarly-situated executives of the Company.

Stockholder Feedback Informed Enhancements to our Executive Compensation Program

In 2022, we considered the results of the nonbinding, advisory say-on-pay vote from the 2022 Annual Meeting, and our Board and management reached out to our top 25 stockholders, representing over 70% of our outstanding shares. We held several key meetings with portfolio managers and stewardship teams at these investment funds. The key objective for this investor outreach was to ascertain feedback from our stockholders and solicit their perspectives on our strategy, executive compensation program, corporate governance practices, and ESG initiatives.

Feedback from these stockholder engagements was then shared with our full Board, which informed the following changes in our executive compensation program as described below:

Changes Made to Executive Compensation Practices
• CEO will not receive an annual refresher equity award in 2023
• Diversified metrics between short-term incentives and long-term incentives to better align pay and performance
• Adopted new severance plan to standardize potential severance payments among executive team members
• Beginning in 2023, new grants of PSUs will vest based on financial results related to both revenue growth and profitability

We greatly value the dialogue that we have with our stockholders, and we look forward to continuing to benefit from significant and consistent engagement with our stockholders in future years.

Everbridge Executive Compensation Program

Pay-for-Performance Focus

Our compensation strategy is focused on targeted business priorities that guide and align our actions to the needs of our customers, stockholders, and employees. To achieve this, our compensation program is designed to (1) attract and retain top talent that can continue building on our trajectory for long-term growth and profitability (2) provide competitive compensation packages that create a significant and substantial link between our business results, stockholder interests, and the individual employee’s pay opportunity.

To ensure pay-for-performance alignment, the Compensation Committee annually reviews the designs of our short- and long-term incentive compensation programs to confirm that they continue to promote a culture of responsible performance. The majority of total compensation opportunity offered to our executives comes in the form of an annual incentive bonus and equity awards granted under our long-term incentive (“LTI”) program, both of which represent “at risk” pay. Payouts of our annual bonus are dependent on our short-term business objectives, and equity awards include RSUs and PSUs.

We believe that our executive compensation program for 2022 continued to tie incentive-based compensation metrics with the business objectives and corporate strategies that drive stockholder value creation. As shown by the figure below, a significant portion of our CEO’s target total direct compensation at target was composed of “at-risk” compensation elements that only pay out upon meeting a predetermined mix of annual and long-term performance metrics.

Compensation Philosophy

Our executive compensation program is designed to attract, motivate, and retain our key executives who drive our success and enable long-term stockholder value. We achieve these objectives by:

•
Providing a competitive pay opportunity;
•
Linking a significant portion of our NEOs’ target compensation to both short- and longer-term Company performance and strategic objectives;
•
Aligning our executives’ compensation with the interests of our stockholders by tying a significant portion of their total compensation opportunity to the value of our stock; and
•
Not encouraging unnecessary and excessive risk-taking, supported by our stock ownership requirements and executive compensation recovery (“clawback”) policy.

Our NEOs are highly specialized talent, which makes their retention a key priority. The Compensation Committee believes NEO compensation should be set at competitive levels to retain a valuable team and attract talent, while placing a strong emphasis on successful attainment of Company performance goals.

Our executive compensation program primarily consists of annual base salary, an “at-risk” annual incentive bonus, time-vesting RSUs and “at-risk” PSUs, each of which is tied to our business strategy in the following manner:

Compensation Element	Link to Business Strategy	2022 Compensation Actions
Base Salary (See "Elements of Executive Compensation – Base Salary")
•
Recognition of the individual’s role and responsibilities.
•
Competitive base salaries help attract, maintain, and motivate executive talent.
•
Increases are not automatic or guaranteed, which promote a performance-first culture.
• Increased cash salaries of several NEOs to better align compensation with market levels. • Recruited several new executive team members.
Bonus Plan (See "Elements of Executive Compensation – Annual Cash Incentives – 2022 Bonus Plan Structure")
•
Annual variable pay opportunities are designed to reward achievement of annual financial goals and individual achievement.
•
Metrics and targets are evaluated each year to ensure alignment with the overall Company business strategy.
• Corporate bonus plan structure remained similar to 2021, using revenue and Adjusted EBITDA margin metrics. • NEOs were paid bonus amounts based on 93% funding of bonus plan.
Long-Term Incentives (See "Elements of Executive Compensation – Long Term Incentives")
•
Promotes an ownership culture and aligns the interests of executives with those of stockholders, as multi-year vesting period provides meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive stockholder value creation.
•
Award mix and performance metrics are reviewed annually for strategic alignment with long-term stockholder value and business strategy.
•
Differentiating target award values based on individual performance, as well as overlapping vesting periods, helps motivate and retain key talent.
• LTI structure remained similar to 2021, with 50% granted as RSUs and 50% granted as PSUs. • Followed an annual LTI grant schedule, whereas historically executives did not receive equity every year.

Elements of Executive Compensation

Target total direct compensation for NEOs is comprised of base salary, annual cash incentives, and long-term incentives (both time and performance-vesting). In addition, each NEO is eligible for benefits that are generally offered to Everbridge employees.

Base Salary

Base salaries for our NEOs are established based on the individual’s scope of responsibilities, experience, and market factors. The Compensation Committee reviews base salaries on an annual basis, referencing peer group and survey data to understand the marketplace for individuals in similar positions.

The annual base salaries of our NEOs for 2022, as well as the increase from their prior base salary levels, are as follows:

Executive	2021 Base Salary	2022 Base Salary	% Increase
David Wagner(1)	$—	$425,000	—
Patrick E. Brickley(2)	375,000	375,000	0.0%
Vernon Irvin(2)	350,000	350,000	0.0%
Phillip Huff	258,336	266,086	3.0%
Elliot Mark	300,000	309,000	3.0%
Bryan Barney(3)	—	400,000	—
Ajay Nigam	300,000	309,000	3.0%
(1)
Mr. Wagner joined the Company as CEO on July 25, 2022.
(2)
In addition to their salary, Mr. Brickley and Mr. Irvin each received a stipend of $25,000 per month, for the duration of their service as interim Co-CEOs from December 2021 through July 2022 and for three months thereafter until October 31, 2022, for a total of $250,000 each.
(3)
Mr. Barney joined the Company as Chief Product Officer on December 30, 2022.

Annual Cash Incentives – 2022 Bonus Plan Structure

Everbridge NEOs participate in an annual performance-based cash bonus plan as an incentive to achieve defined, quantitative corporate goals.

For 2022, the Compensation Committee established performance goals for the two bonus pool funding metrics – 60% qualified Revenue and 40% qualified Adjusted EBITDA Margin. The qualification criteria for each of these performance goals were predetermined to align with our 2022 strategic priorities. In February 2023, the Committee approved a final bonus pool of 93% of target based on Revenue and Adjusted EBITDA Margin performance, as displayed in the table below:

Financial Goals	Weight	Threshold	Target	Maximum	Actual Results
Revenue	60%	$426,000,000	$442,000,000	$458,000,000	88% Achievement
Adjusted EBITDA Margin	40%	8%	10%	13%	100% Achievement
Bonus Funding		89.6%	100%	114.4%	93%

The Committee establishes an individual target for each NEO expressed as a dollar value (target bonus as a percentage of salary shown below for reference purposes), and the final bonus payout may range from 0% to 114.4% of the targeted payout level. When considering executives’ target bonus, the Committee evaluates market data as well as internal compensation parity among the executive team.

	Target Bonus	2022 Bonus Payout Range			Final Payout
		Threshold	Target	Maximum
Executive	(% of Salary)	(89.6%)	(100%)	(114.4%)	(93% of Target)
David Wagner(1)	100%	$166,926	$186,301	$213,129	$173,260
Patrick Brickley	70%	235,200	262,500	300,300	244,125
Vernon Irvin(2)	100%	313,600	350,000	400,400	—
Phillip Huff	30%	71,524	79,826	91,321	74,238
Elliot Mark(3)	45%	124,589	139,050	159,073	129,317
Bryan Barney(4)	0%	—	—	—	—
Ajay Nigam(5)	45%	124,589	139,050	159,073	—

(1)
Mr. Wagner is eligible for a pro-rated bonus based on his July 25, 2022 hire date.
(2)
Mr. Irvin was not eligible for the bonus payment in April 2023 as his employment terminated in November 2022.
(3)
Mr. Mark departed the Company on December 31, 2022. Under the Severance Plan described below under "Other Features of the Our Executive Compensation Program," Mr. Mark was entitled to his full bonus for 2022 due to his involuntary termination.
(4)
Mr. Barney started on December 30, 2022, and was not eligible for participation in the 2022 Bonus Plan.
(5)
Mr. Nigam was not eligible for the bonus payment in April 2023 as his employment terminated in November 2022.

Long-Term Incentives

In 2022, the Compensation Committee adopted an annual LTI grant schedule for our existing executive officers. The Compensation Committee believes in a strong pay-for-performance program and culture that encourages management to align their long-term interests with those of Everbridge’s stockholders. To achieve this, the 2022 annual LTI grants to executives consisted of two equity vehicles:

LTI Award Type	Purpose	Vesting Terms(1)
RSUs (50% of Target LTI)	Retain and motivate executives to drive long-term stockholder value while establishing personal ownership	Time-vesting over 12 calendar quarters
PSUs (50% of Target LTI)	Reward executives for the achievement of multi-year performance goals directly linked to the long-term success of the Company

50% of the award eligible to vest (at 0% – 150% of target) at end of the fiscal quarter after the 2nd anniversary of grant based on preceding 8-quarter revenue compound annual growth rate (“CAGR”);

50% of the award eligible to vest (at 0% – 150% of target) at the end of the fiscal quarter after the 3rd anniversary of grant based on preceding 12-quarter revenue CAGR; and

In order for any PSUs to vest, Everbridge must achieve between a 15-35% 8-quarter revenue CAGR, or 12-quarter revenue CAGR, as applicable.

(1)
Please refer to the sections below titled "Long Term Incentive Awards – David Wagner" and "Long Term Incentive Awards – Patrick Brickley and Vernon Irvin" for different vesting schedules associated with special one-time grants.

In 2022, our NEOs received LTI grants for the following dollar amounts:

Executive	2022 Annual RSUs ($)	2022 Annual PSUs ($)	Total 2022 Annual LTI ($)

David Wagner	$5,328,000	$5,328,000	$10,656,000
Patrick Brickley(1)	4,999,991	—	4,999,991
Vernon Irvin(1)	4,999,991	—	4,999,991
Phillip Huff	274,987	274,987	549,974
Elliot Mark	599,993	599,993	1,199,986
Bryan Barney	2,958,000	—	2,958,000
Ajay Nigam	599,993	599,993	1,199,986
(1)
Please refer to the section below "Long Term Incentive Awards – Patrick Brickley and Vernon Irvin" for more information about the special one-time RSU grants to Mr. Brickley and Mr. Irvin in connection with services as interim Co-CEOs.

Time-Vested RSUs

The time-vesting RSUs are generally subject to three-year annual graded vesting over the service period commencing when the RSU is granted, with RSUs vesting in equal installments over twelve calendar quarters.

Performance-Vested PSUs

In 2022, Everbridge’s NEOs received PSUs that are eligible to vest based on the achievement of specific revenue CAGR goals, with the opportunity for 50% of the grant eligible to vest (at 0 – 150% of target) at the end of the fiscal quarter after the second anniversary of grant based on preceding 8-quarter revenue CAGR, and for another 50% eligible to vest (at 0 – 150% of target) at the end of the fiscal quarter after the third anniversary of grant based on preceding 12-quarter revenue CAGR.

We believe that revenue is a critical bellwether of our current valuation and long-term business prospects, and that the 2022 PSUs demonstrate pay-for-performance by supporting our comprehensive approach to growing Everbridge’s top line. The structure of these awards is an integral part of ensuring that our leadership team is focused on our key objectives and operating principles of our long-term strategy, and PSUs appropriately reward executives for financial achievement.

Long Term Incentive Awards – David Wagner

Pursuant to the employment agreement entered into with Mr. Wagner upon his appointment as CEO, the Company granted him the following equity awards : (i) 200,000 RSUs (the "RSU Grant"), with 25% of the RSU Grant vesting on December 31, 2022, and the remaining 75% vesting in twelve equal quarterly installments, with the first such vesting date on October 31, 2023, and (ii) 200,000 PSUs (the “PSU Grant”), with 50% of the PSU Grant becoming eligible to vest (at 0 – 150% of target) based on the compound annual growth rate (“CAGR”) achieved by the Company during the eight fiscal quarters from January 1, 2022 to December 31, 2023, and an additional 50% of the PSU Grant becoming eligible to vest (at 0 – 150% of target) based on the CAGR achieved during the 12 fiscal quarters from January 1, 2022 to December 31, 2024, with the actual vesting date in each case occurring on the filing of the Company’s Form 10-Q for the quarters ending June 30, 2024 and June 30, 2025, respectively. Mr. Wagner may not sell or dispose of any of the initial 25% vested shares of the RSU Grant until the first anniversary of the grant date, except in the event of a termination of his employment by the Company without “cause” (as defined in his employment agreement, termination due to his death, or immediately prior to a Change in Control (as defined in the 2016 Equity Incentive Plan). In addition, selling shares to cover tax withholding is permitted. If the Company undergoes a Change in Control and Mr. Wagner is not granted equivalent equity by the acquiring entity or if his employment is terminated without “cause” or by him for “good reason” (each as defined in his employment agreement) during the first 12 months after such Change in Control, then the vesting of the RSU Grant and the PSU Grant, together with all subsequent equity grants, will be accelerated in full, provided that if a Change in Control occurs during the first 12 months of Mr. Wagner’s employment, then acceleration for the initial RSU Grant and the PSU Grant will be limited to a total of 25% of such grants.

Long Term Incentive Awards – Patrick Brickley and Vernon Irvin

When Mr. Brickley and Mr. Irvin were appointed as interim Co-CEOs in December 2021, the Compensation Committee, with input from FW Cook, entered into amendments to each of their employment agreements. Under these amendments, in February 2022, Mr. Brickley and Mr. Irvin were each granted (i) $2,500,000 of RSUs, 75% of which were to vest on February 28, 2023, and 25% of which were to vest on August 31, 2023, subject to continued service to Everbridge, and (ii) $2,500,000 of RSUs, 33% of which were to vest on February 28, 2023, 33% of which will vest on February 29, 2024, and 34% of which will vest on February 28, 2025, each subject to their continued service to Everbridge. Mr. Irvin departed Everbridge in November 2022, at which time all of his unvested awards were canceled. Mr. Brickley and Mr. Irvin were not eligible for any other PSU grants during 2022. The foregoing equity awards reflect and include the equity awards Mr. Brickley and Mr. Irvin received for their increased responsibilities as interim Co-CEOs as well as their annual long-term incentive grants for their non-interim Co-CEO roles (i.e., as Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Revenue Officer, respectively).

Vesting of PSUs

During 2022, the named executive officers had the following PSU awards that vested based on our revenue CAGR for the 8-quarter and 12-quarter periods that ended during the 2022 fiscal year. At each vesting date, 50% of the award is eligible to vest (at 0% – 150% of target) based on preceding 8 or 12-quarter revenue compound annual growth rate (“CAGR”). Each of the PSU awards that vested during 2022 represents one-half of the original PSU award vesting at 100% of target.

Executive	PSUs Vested

David Wagner	—
Patrick Brickley	28,917
Vernon Irvin	15,434
Phillip Huff	2,631
Elliot Mark	1,122
Bryan Barney	—
Ajay Nigam	12,454

Compensation Program and Governance

The Compensation Committee is appointed by the Board to oversee our compensation policies, plans and programs, administration of our equity plans, and its responsibilities related to the compensation of our executive officers, directors, and senior management, as appropriate. A significant part of this oversight is aligning management interests with our business strategies and goals, as well as stockholder interests, while also mitigating excessive risk-taking. We continually take steps to strengthen and improve our executive compensation policies and practices.

Highlights of our current policies and practices include:

What We Do		What We Don’t Do
✔	Balance short- and long-term incentives to discourage short-term risk-taking at the expense of long-term results	✘	No guaranteed bonuses
✔	Grant 50% of long-term incentives with performance-vesting conditions	✘	No excise tax gross-ups
✔	Cap incentive payouts below 200% of target	✘	No hedging with respect to Everbridge shares
✔	Seek annual stockholder advisory approval on executive compensation	✘	No pledging of Everbridge shares
✔	Engage an independent advisor reporting directly to the Compensation Committee	✘	No short sales of Everbridge shares
✔	Subject incentive compensation to a “clawback” recoupment policy	✘	No transactions involving derivative securities instruments relating to Everbridge shares
✔	Maintain share ownership guidelines for directors and executives	✘	No excessive perquisites
		✘	No cash severance in excess of 2x target cash (annual base salary + target bonus)

Role of the Compensation Committee

The Compensation Committee seeks to ensure that our executive compensation program is properly rewarding and motivating our NEOs while aligning their goals with our business strategy and the interests of our stockholders. To do this, our Compensation Committee conducts an annual review of the aggregate level of our executive compensation and the mix of elements used to compensate our executive officers and historic compensation levels, including prior equity awards.

When setting executive compensation opportunities, the Compensation Committee considers several factors, including:

•
Each NEO’s role and responsibilities;
•
Achievement of key performance objectives and milestones;
•
Market factors, such as compensation practices of peer companies;
•
Compensation survey data, as applicable; and
•
Retention concerns.

Role of the CEO in Compensation Decisions

Our CEO typically evaluates the performance of other executive officers and other employees, along with the performance of the Company as a whole, against previously determined objectives, on an annual basis and makes recommendations to the Compensation Committee with respect to annual base salary adjustments, bonuses, cash performance incentives and annual equity awards for the other executives. The Compensation Committee exercises its own independent discretion in approving compensation for all executive officers and assessing corporate performance against the pre-established objectives. The CEO is not present during deliberations or voting with respect to his own compensation.

Role of the Independent Compensation Consultant

The Compensation Committee retains the services of third-party, independent executive compensation consultants as it sees fit in connection with Everbridge’s compensation programs and related policies. For 2022, the Compensation Committee continued to engage FW Cook as its independent consultant.

As the independent compensation consultant, FW Cook reports directly to the Compensation Committee. The scope of FW Cook’s assistance on Everbridge’s compensation program design and pay setting includes, but is not limited to, the following services:

•
Providing the Compensation Committee with information on compensation-related trends and regulatory developments in the broader market;
•
Advising the Compensation Committee on appropriate peer companies for compensation pay levels, design practices, and relative performance comparisons; and
•
Assisting on compensation program design through data and information analyses.

The Compensation Committee has assessed the independence of FW Cook under applicable SEC and Nasdaq rules. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that FW Cook is independent and has no conflicts of interest.

Peer Group

The Compensation Committee believes that it is important to make decisions informed by the current practices of comparable public companies with which we compete for top talent.

In September 2020, the Compensation Committee reviewed and approved a peer group of twenty companies. In August 2021, the Compensation Committee evaluated the peer group and determined that no changes were necessary for the Compensation Committee’s decisions for 2022 compensation plan design.

2022 Compensation Peer Group
Appfolio	Blackline	Coupa Software	Digital Turbine	Dynatrace
Fastly	Five9	New Relic	OneSpan	PagerDuty
Ping Identity	PROS Holdings	Q2 Holdings	Rapid7	Smartsheet
Sprout Social	SPS Commerce	Talend S.A.	Upland	Workiva

When making executive compensation decisions, the Compensation Committee does not rely on the peer group alone but also considers other data sources and other factors. To supplement market data gathered from publicly disclosed filings of our peer group, the Compensation Committee also considers market compensation data from the Radford Global Technology Survey, which is reflective of the broader market in which Everbridge competes for talent. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Compensation Committee in its decision-making process, and the Compensation Committee does not consider the identity of the companies comprising the Radford Global Technology Survey to be material for its executive compensation responsibilities.

Other Features of the Our Executive Compensation Program

Employment Agreements

The initial terms and conditions of employment for each of our named executive officers are set forth in employment offer letters and employment agreements. The terms of these letters and agreements are described in greater detail in the section titled “Employment Arrangements” below. Each of our named executive officers is an at-will employee.

Severance and Change in Control Benefits

Adoption of Severance Plan

On August 5, 2022, upon the recommendation of the Compensation Committee, our Board of Directors adopted the Severance Plan. The Severance Plan provides severance benefits to our CEO, Executive Vice Presidents, Senior Vice Presidents, and certain specifically designated Vice Presidents, in the event such individual’s employment is terminated in either a Qualifying Termination or a CIC Qualifying Termination, in each case as described below. The Severance Plan supersedes any severance benefits that a participant would have been entitled to under any pre-existing employment agreement between the individual and the Company. To receive any of the severance benefits under these agreements, the participant would be required to execute a release of claims against the Company within 55 days of the qualifying termination. A description of the Severance Plan, and description of the termination and change of control provisions in our equity incentive plans and equity award agreements is provided below under “Potential Payments upon Termination” and “Potential Payments Upon Change in Control.”

401(k) Plan, Employee Stock Purchase Plan, Welfare and Health Benefits

We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Code. In 2022, we matched 50% of employee contributions, up to the first 4% of eligible employee deferrals per calendar year for each employee. Employee contributions are immediately and fully vested. Company matching contributions vest ratably over three years. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

We also offer our employees, including our executive officers, the opportunity to purchase shares of our common stock at a discount under our 2016 Employee Stock Purchase Plan (“ESPP”). Pursuant to the ESPP, all eligible employees, including the eligible named executive officers, may allocate up to the lesser of $25,000 annually or 15% of the participant’s base compensation for that year to purchase our stock at a 15% discount to the market price, subject to specified limits.

In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including our NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. We do, however, pay the premiums for term life insurance and disability insurance, make matching contributions to our 401(k) plan, and allow participation in our ESPP, subject to certain limitations, for all of our employees, including our NEOs. None of our named executive officers individually received perquisites or other personal benefits in fiscal 2022 that were, in the aggregate, $10,000 or more.

In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Tax and Accounting Implications

Accounting for Stock-Based Compensation

Under Financial Accounting Standard Board ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).

Other Compensation Policies and Practices

Equity Awards Grant Delegation Policy

The Compensation Committee has delegated authority to our Chief Executive Officer to grant equity awards to our employees (other than our executive officers), subject to the terms and conditions of an equity awards grant delegation policy. Such awards may be granted on scheduled grant dates to newly-hired employees or to existing employees in connection with a promotion or in recognition of their contributions to the Company. In each instance, the policy provides for a limitation on the maximum size of any such awards.

Stock Ownership Guidelines

In May 2021, the Board adopted equity ownership guidelines to further align the interests of our senior management and directors with those of our stockholders. Under the guidelines, executives are expected to hold common stock in an amount ranging from five times base salary for our Chief Executive Officer, to two times base salary for our other executive officers. Our directors are also expected to hold common stock in an amount equal to three times their current cash retainer fee for Board service.

Position	Guideline
CEO or Executive Chair	5x base salary
Other Named Executive Officers	2x base salary
Non-Employee Directors	3x annual cash retainer

For purposes of these guidelines, stock ownership includes shares for which the executive or director has direct or indirect ownership or control and unvested restricted stock units, but does not include unvested performance-based stock units. As of December 31, 2022, our named executive officers met or exceeded these guidelines.

Compensation Recovery or Clawback Policy

In March 2020, the Board adopted a clawback policy that provides the Board discretion to reduce the amount of future compensation (both cash and equity) payable to an executive officer of the Company for excess proceeds from incentive compensation received by such executive officer due to a material restatement of financial statements. The clawback period is the three-year period following the filing of any such restated financial statements with the SEC. The Company is currently evaluating potential changes to its Clawback Policy to comply with the regulations mandated under the Dodd-Frank Act when the applicable rules become effective.

Policy Prohibiting Hedging and Pledging of Our Equity Securities

Our insider trading policy prohibits our employees, including our executive officers and directors, from engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock. In addition, our directors and executive officers and any person required to comply with the blackout periods or pre-clearance requirements under our insider trading policy are prohibited from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.

Compensation Committee Report

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on this review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

This report has been furnished by the members of the Compensation Committee.

Sharon Rowlands, Chair

Rohit Ghai

Kent Mathy

Summary Compensation Table

The following table sets forth information in accordance with SEC rules regarding compensation of our NEOs as of December 31, 2022.

Name and Principal Position	Year	Base Salary		Bonus		Stock Awards (1)	Option Awards	Non-equity Incentive Plan Compensation (2)		All Other Compensation		Total Compensation

David Wagner	2022	$186,301	(3)	$—		$10,656,000	$—	$173,260		$325		$11,015,886
Chief Executive Officer

Patrick Brickley	2022	375,000		—		4,999,991	—	244,125		251,678	(4)	5,870,794
Chief Financial Officer & Former Co-Chief Executive Officer	2021	375,000		—		3,631,245	—	315,000		25,996	(5)	4,347,241
	2020	300,000		—		524,924	—	99,000		627		924,551

Vernon Irvin	2022	320,833	(6)	—		4,999,991	—	—	(7)	250,926	(8)	5,571,750
Former Chief Revenue Officer & Former Co-Chief Executive Officer	2021	350,000		—		1,749,969	—	420,000		25,984	(9)	2,545,953
	2020	325,000		—		550,043	—	357,500		2,204		1,234,747

Phillip Huff (10)	2022	266,086		—		549,974	—	74,238		8,504		898,802
Chief Accounting Officer	2021	258,336		—		218,688	—	93,000		780		570,804

Elliot Mark (11)	2022	309,000		—		1,199,986	—	129,317		1,463		1,639,766
Former SVP, General Counsel and Corporate Secretary	2021	300,000		—		1,224,907	—	162,000		984		1,687,891

Bryan Barney
Chief Product Officer	2022	$2,192	(12)	—		2,958,000	—	—		—		2,960,192

Ajay Nigam (13)	2022	283,250	(14)	—		1,199,986	—	—	(15)	25,750	(16)	1,508,986
Former Chief Technology Officer	2021	300,000		—		787,661	—	162,000		898		1,250,559
	2020	300,000		50,000	(17)	5,106,004	—	130,196		2,144		5,588,344

(1)
This column reflects the aggregate grant date fair value of stock awards granted during the year as measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”) as stock-based compensation in our consolidated financial statements. This column includes both RSUs and PSUs. Unlike the calculations contained in our consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing the stock awards are described in note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair values of the PSUs granted were computed in accordance with ASC 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement of the PSUs as of the grant date, the grant date fair values of the Stock Awards would have been: $13,320,000 for Mr. Wagner, $4,999,991 for Mr. Brickley, $4,999,991 for Mr. Irvin, $687,467 for Mr. Huff, $1,499,981 for Mr. Mark, $2,958,000 for Mr. Barney and $1,499,981 for Mr. Nigam.
(2)
Amounts are performance-based cash bonus awards earned and approved by the compensation committee for their respective fiscal years. These awards are described in more detail above in the section entitled “Everbridge Executive Compensation Program – Annual Cash Incentives 2022 Bonus Plan Structure.” Amounts for fiscal year 2022 represent amounts earned by the named executive officers during 2022 pursuant to our 2022 Bonus Plan and paid in 2023. Amounts for fiscal year 2021 represent amounts earned by the named executive officers during 2021 pursuant to our 2021 Bonus Plan and paid in 2022. Amounts for fiscal year 2020 represent amounts earned by the named executive officers during 2020 pursuant to our 2020 Bonus Plan and paid in 2021.
(3)
Mr. Wagner joined the Company in July 2022 and his annual base salary for 2022 was $425,000.

(4)
Includes $25,000 monthly stipend for January 2022 through October 2022 that Mr. Brickley received for his interim Co-CEO responsibilities, and $1,678 for cell phone reimbursement and service award bonus.
(5)
Includes the $25,000 stipend that Mr. Brickley received in December 2021 for his interim Co-CEO responsibilities, and $996 for cell phone reimbursement and miscellaneous fringe benefits.
(6)
Mr. Irvin exited the Company in November 2022 and his annual base salary for 2022 was $350,000.
(7)
Mr. Irvin exited the Company in November 2022 and was therefore not eligible for a bonus payment.
(8)
Includes $25,000 monthly stipend for January 2022 through October 2022 that Mr. Irvin received for his interim Co-CEO responsibilities, and $926 for cell phone reimbursement.
(9)
Includes the $25,000 stipend that Mr. Irvin received in December 2021 for his interim Co-CEO responsibilities, and $984 for cell phone reimbursement and miscellaneous fringe benefits.
(10)
Because Mr. Huff was not a named executive officer in 2020, his compensation for that year is not required to be reported.
(11)
Because Mr. Mark was not a named executive officer in 2020, his compensation for that year is not required to be reported.
(12)
Mr. Barney joined the Company in December 2022 and his annual base salary for 2022 was 400,000, pro-rated for the number of days he was employed in 2022.
(13)
Mr. Nigam joined the Company in January 2020.
(14)
Mr. Nigam exited the Company in November 2022 and his annual base salary for 2022 was $309,000.
(15)
Mr. Nigam exited the Company in November 2022 and was therefore not eligible for a bonus payment.
(16)
Mr. Nigam’s departure constituted a termination other than for “cause” under the Everbridge, Inc. Severance Plan. This amount includes severance paid for the month of December 2022.
(17)
Consists of a $50,000 signing bonus paid to Mr. Nigam pursuant to his employment agreement.

Grants of Plan-Based Awards in Fiscal 2022

The following table shows certain information regarding grants of plan-based awards during the fiscal year ended December 31, 2022 to our NEOs.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
			Threshold	Target		Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Grant Type	Grant Date					(#)	(#)	(#)	(#)(3)	($)(4)
David Wagner	Cash Incentive Compensation		$166,926	$186,301	(5)	$213,129
	Long-Term Incentive PSU Grant	7/27/2022					—	200,000	300,000		$5,328,000
	Long-Term Incentive RSU Grant	7/27/2022								200,000	$5,328,000

Patrick Brickley	Cash Incentive Compensation		$235,200	$262,500		$300,300
	Long-Term Incentive RSU Grant	2/28/2022								126,518	$4,999,991

Vernon Irvin	Cash Incentive Compensation		$313,600	$350,000	(6)	$400,400
	Long-Term Incentive RSU Grant	2/28/2022								126,518	$4,999,991

Phillip Huff	Cash Incentive Compensation		$71,524	$79,826		$91,321
	Long-Term Incentive PSU Grant	3/16/2022					—	4,783	7,175		$175,010
	Long-Term Incentive RSU Grant	3/16/2022							.	4,783	$175,010
	Long-Term Incentive PSU Grant	4/5/2022					—	2,139	3,209		$99,977
	Long-Term Incentive RSU Grant	4/5/2022							.	2,139	$99,977

Elliot Mark	Cash Incentive Compensation		$124,589	$139,050		$159,073
	Long-Term Incentive PSU Grant	2/28/2022					—	15,182	22,773		$599,993
	Long-Term Incentive RSU Grant	2/28/2022								15,182	$599,993

Bryan Barney	Cash Incentive Compensation			—	(7)
	Long-Term Incentive RSU Grant	12/30/2022								100,000	$2,958,000

Ajay Nigam	Cash Incentive Compensation		$124,589	$139,050	(8)	$159,073
	Long-Term Incentive PSU Grant	2/28/2022					—	15,182	22,773		$599,993
	Long-Term Incentive RSU Grant	2/28/2022								15,182	$599,993

(1)
Represents the possible performance-based cash incentive bonus awards pursuant to our 2022 Bonus Plan. Actual amounts of awards are set forth in the Summary Compensation Table above.
(2)
Represents the possible vesting of shares subject to PSU awards granted pursuant to our 2016 Equity Incentive Plan. These awards are described in more detail above in the section entitled “Long Term Incentives.”

(3)
Represents time-based RSUs granted under the 2016 Equity Incentive Plan. These awards are described in more detail above in the section entitled “Long Term Incentives.”
(4)
This column reflects the full grant date fair value of RSU and PSU awards granted during the year as measured pursuant to ASC 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing stock awards are described in note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(5)
Mr. Wagner joined the Company in July 2022 and his full target non-equity incentive of $425,000 has been pro-rated based on his start date.
(6)
Mr. Irvin exited the Company in November 2022 and was therefore not eligible for a payout under the 2022 Bonus Plan.
(7)
Mr. Barney joined the Company at the end of December 2022 and was not eligible for participation in the 2022 Bonus Plan.
(8)
Mr. Nigam exited the Company in November 2022 and was therefore not eligible for a payout under the 2022 Bonus Plan.

Outstanding Equity Awards at Fiscal 2022 Year-End

The following table sets forth certain information about outstanding equity awards granted to our NEOs that remain outstanding as of December 31, 2022.

		Stock Awards(1)(2)
Name	Grant Date	Number of shares or units of stock that have not vested (#) (3)		Market value of shares or units of stock that have not vested ($) (4)	Equity incentive plan awards: Number of unearned shares, units or rights that have not vested (#) (5)	Equity incentive plan awards: Market value of unearned shares, units or rights that have not vested ($) (4)
David Wagner	7/27/2022	150,000	(6)	$4,437,000	200,000	$5,916,000
Patrick Brickley	7/29/2020	625		18,488	919	27,184
	5/5/2021	6,957		205,788	10,383	307,129
	10/27/2021	3,860		114,179	5,761	170,410
	2/28/2022	126,518		3,742,402	—	—
Vernon Irvin		—		—	—	—
Phillip Huff	9/17/2020	410		12,128	602	17,807
	5/5/2021	695		20,558	1,038	30,704
	3/16/2022	3,587		106,103	4,783	141,481
	4/5/2022	1,782		52,712	2,139	63,272
Elliot Mark	7/29/2020	536		15,855	788	23,309
	5/5/2021	3,895		115,214	5,814	171,978
	2/28/2022	11,386		336,798	15,182	449,084
Ajay Nigam		—		—	—	—
Bryan Barney	12/30/2022	100,000		2,958,000	—	—

(1)
All of the stock awards listed in the table above were granted under our 2016 Equity Incentive Plan.
(2)
Mr. Irvin and Mr. Nigam have no unvested shares at December 31, 2022 due to their exit from the Company prior year to year end.
(3)
RSU awards granted to new hires vest over a period of 4 years, with 25% vesting on each anniversary of the vesting start date. Subsequent RSU awards vest quarterly over 3 years.
(4)
Represents the fair market value of the unvested stock units as of December 30, 2022 based upon the closing market price of our common stock of $29.58.
(5)
For awards made prior to 2021, 50% of the PSU is eligible to vest (at 0% –125% of target) after the second anniversary of the grant date based on the CAGR achieved by the Company during the eight fiscal quarters preceding the then most recent fiscal quarter, and the other 50% of the PSU is eligible to vest (at 0% –150% of target) at the end of the fiscal quarter after the third anniversary of the grant date based on the CAGR achieved during the 12 fiscal quarters preceding the then most recent fiscal quarter. Beginning with awards made during 2021 and 2022, 50% of the PSU is eligible to vest (at 0% –150% of target) after the second anniversary of the grant date based on the CAGR achieved by the Company during the eight fiscal quarters preceding the then most recent fiscal quarter, and the other 50% of the PSU is eligible to vest (at 0% –150% of target) at the end of the fiscal quarter after the third anniversary of the grant date based on the CAGR achieved during the 12 fiscal quarters preceding the then most recent fiscal quarter. The number of shares and market value shown is based upon achieving the target performance goals.
(6)
Mr. Wagner's RSU award vests as follows: 25% of the RSUs will be vested on December 31, 2022, and the remaining 75% of the RSUs will vest in equal installments over twelve calendar quarters, with the first such installment vesting on October 31, 2023, such that all of the RSUs will be vested on July 31, 2026, provided, however, that there has not been a termination of continuous service as of each such date.

Option Exercises and Stock Vested in Fiscal 2022

The following table shows the number of shares of our common stock acquired upon the settlement of stock awards and the aggregate value realized upon the settlement of stock awards for our NEOs during the fiscal year ended December 31, 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
David Wagner	50,000	$1,479,000
Patrick Brickley	56,530	2,355,213
Vernon Irvin	31,311	947,494
Phillip Huff	6,750	255,408
Elliot Mark	8,228	305,385
Bryan Barney	—	—
Ajay Nigam	24,474	996,888

Pension Benefits and Deferred Compensation

None of our NEOs participate, or have an account balance, in any qualified or non-qualified defined benefit plans or any deferred compensation plans sponsored by us.

Employment Arrangements

Below are written descriptions of our employment agreements with each of our NEOs. Each of our named executive officers’ employment is “at will” and may be terminated at any time.

David Wagner. On July 25, 2022, David Wagner entered into a letter agreement with the Company, pursuant to which he was appointed as the Chief Executive Officer. Mr. Wagner's initial annual base salary is $425,000 and he was eligible to earn an annual cash incentive bonus of $425,000, which was pro-rated for fiscal 2022. Mr. Wagner was granted the following awards : (i) 200,000 RSUs with 25% of the RSU grant vesting on December 31, 2022, and the remaining 75% vesting in twelve equal quarterly installments, with the first such vesting date on October 31, 2023, and (ii) 200,000 PSUs, with up to 50% of the PSU grant becoming eligible to vest (at 0 –150% of target) based on the CAGR achieved by us during the eight fiscal quarters from January 1, 2022 to December 31, 2023, and up to an additional 50% becoming eligible to vest (at 0 – 150% of target) based on the CAGR achieved during the 12 fiscal quarters from January 1, 2022 to December 31, 2024, with the actual vesting date in each case occurring on the filing of our quarterly reports on Form 10-Q for the quarters ending June 30, 2024 and June 30, 2025, respectively. Mr. Wagner will not receive an annual refresher equity award in 2023.

Patrick Brickley. Upon his promotion to Chief Financial Officer, and Treasurer, we entered into an employment agreement with Mr. Brickley in March 2019 setting forth the terms of his employment. Mr. Brickley was entitled to an initial base salary of $290,000, which was increased to $375,000, effective October 1, 2021. Mr. Brickley is also eligible to receive annual performance bonuses pursuant to the Company bonus plans described above, with a target bonus of $262,500 in 2022. Mr. Brickley’s employment agreement also provides for certain severance benefits, the terms of which are described below under “Potential Payments upon Termination” and “Potential Payments Upon Change in Control.”

On December 8, 2021, we entered into a letter agreement with Mr. Brickley, pursuant to which Mr. Brickley became one of our interim Co-Chief Executive Officers. Under this letter agreement Mr. Brickley received a stipend of $25,000 per month, in addition to his salary, for the duration of his service as interim Co-CEO and for three months thereafter. In addition, pursuant to the letter agreement, in February 2022, Mr. Brickley was granted (i) $2,500,000 of RSUs, 75% of which will vest on February 28, 2023, and 25% of which will vest on August 31, 2023, subject to his continued service, and (ii) $2,500,000 of RSUs, 33% of which will vest on February 28, 2023, 33% of which will vest on February 29, 2024, and 34% of which will vest on February 28, 2025, also subject to his continued service to Everbridge. The foregoing equity awards reflect and include the equity awards Mr. Brickley received for his increased responsibilities as interim Co-CEO as well as his annual long-term incentive grants for his non-interim Co-CEO roles as Executive Vice President and Chief Financial Officer.

Vernon Irvin. Mr. Irvin left the Company on November 23, 2022. Upon his departure, Mr. Irvin was not entitled to any severance payments and all of his equity awards were extinguished.

Phillip Huff. We do not have a written employment agreement in place with Mr. Huff. Mr. Huff is currently entitled to a base salary of $266,086. Mr. Huff is also eligible to receive annual performance bonuses pursuant to the Company bonus plans described above, with a target bonus of $79,826 in 2022.

Elliot Mark. Mr. Mark left the Company on December 31, 2022. Upon his departure, he was eligible to receive severance benefits as a Qualifying Termination (as described below, "Potential Payments upon Termination" ), which equal six month's salary and health benefits plus payment of his 2022 corporate bonus. On December 31, 2022, Mr. Mark entered into a consulting agreement with the Company that will terminate on May 31, 2023. Under this arrangement, Mr. Mark will continue to provide transition assistance to the Company in exchange for allowing Mr. Mark's existing RSUs to continue to vest during the term of the consulting arrangement.

Bryan Barney On December 16, 2022, Bryan Barney entered into a letter agreement with the Company, pursuant to which he was appointed as Executive Vice President and Chief Product Officer. Mr. Barney's initial annual base salary is $400,000 and he was eligible to earn an annual cash incentive bonus of $300,000, starting in January 2023. Mr. Barney was granted the following awards : (i) 100,000 RSUs vesting over four years, with 25% of the RSU vesting one year after grant, and then quarterly thereafter, and (ii) 100,000 PSUs, with up to 50% of the PSU grant becoming eligible to vest (at 0 – 150% of target) based on the CAGR achieved by us during the eight fiscal quarters from January 1, 2022 to December 31, 2023, and up to an additional 50% becoming eligible to vest (at 0 – 150% of target) based on the CAGR achieved during the 12 fiscal quarters from January 1, 2022 to December 31, 2024, with the actual vesting date in each case occurring on the filing of our quarterly reports on Form 10-Q for the quarters ending June 30, 2024 and June 30, 2025, respectively.

Ajay Nigam. Mr. Nigam left the Company on November 30, 2022. Upon his departure, he was eligible to receive severance benefits as a Qualifying Termination (as described below, "Potential Payments upon Termination" ), which equal six month's salary and health benefits plus a pro-rated payment of his 2022 corporate bonus.

Potential Payments upon Termination

Adoption of Severance Plan

On August 5, 2022, upon the recommendation of the Compensation Committee, our Board of Directors adopted the Severance Plan. The Severance Plan provides severance benefits to our CEO, Executive Vice Presidents, Senior Vice Presidents, and certain specifically designated Vice Presidents, in the event such individual’s employment is terminated in either a Qualifying Termination or a CIC Qualifying Termination, in each case as described below. The Severance Plan supersedes any severance benefits that a participant would have been entitled to under any pre-existing employment agreement between the individual and the Company. To receive any of the severance benefits under these agreements, the participant would be required to execute a release of claims against the Company within 55 days of the qualifying termination.

Qualifying Termination

A Qualifying Termination is a termination of employment by the Company without “Cause” (as defined in the Severance Plan) or by the participant for “Good Reason” (as defined in the Severance Plan).

CIC Qualifying Termination

A “CIC Qualifying Termination” is a Qualifying Termination that occurs during the period commencing immediately prior to the date on which a “Change in Control” (as defined in the Severance Plan) is consummated and ending on the date that is one year following a Change in Control.

Severance Benefits

If a participant experiences a Qualifying Termination, they will receive (i) an amount equal to his or her annual base salary in the case of the Chief Executive Officer and the Executive Vice Presidents and one-half of his or her annual salary in the case of the Senior Vice Presidents or any eligible Vice President, payable in substantially equal bi-weekly installments over 12 months for the Chief Executive Officer and the Executive Vice Presidents and six months for the Senior Vice Presidents and any eligible Vice President, and (ii) a cash lump sum payment equal to any earned but unpaid annual bonus for any performance years that were completed as of the date of termination.

If a participant experiences a CIC Qualifying Termination, they will receive (i) an amount equal to one time the sum of the participant’s annual base salary, plus the sum of any earned but unpaid annual bonus for any performance years that were completed as of the date of termination, and a pro rata bonus for the year of termination, based upon the Company's actual performance during the year, payable in a lump sum within 60 days following the date the release executed by the participant becomes effective and irrevocable, and (ii) full accelerated vesting of all outstanding and unvested equity awards held by the participant; provided, that the performance conditions applicable to any stock-based awards subject to performance conditions will be deemed satisfied at the greater of the target level specified in the terms of the applicable award agreement or the performance achieved as of the date of the CIC Qualifying Termination.

In both a Qualifying Termination and CIC Qualifying Termination, the participant also would receive continuation of his or her then-current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months for which separation payments are being paid.

If any of the payments and benefits to be paid or provided to a participant under the terms of the Severance Plan would be subject to the “golden parachute” excise taxes under the Code, then such payments and benefits will be reduced to the extent necessary to avoid those excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the eligible employee.

Payment Upon Termination – Employment Agreements

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his term of service, including salary.

Under each of their employment agreements, if any of the NEO's employment ends due to his death or disability, he (or his estate in the event of death) is entitled to continued payment of 1/12th his base salary for three months following the termination of his employment.

Potential Payments upon Change in Control

For all executive officers, pursuant to the terms of their RSU and PSU grants prior to 2021, if our company undergoes a change of control, then the executive’s outstanding RSUs and PSUs will vest as to (1) a fraction of the then-unvested underlying shares of common stock equal to the number of months of their full-time employment with us divided by either thirty-six or forty-eight, plus (2) 50% of the remaining then-unvested underlying shares of common stock. In the event that, after giving effect to the accelerated vesting above, our successor does not assume or convert all of the executive’s remaining unvested shares, or does not offer equivalently valued equity incentives, the executive’s outstanding RSUs, and PSUs will vest as to all of the then-unvested underlying shares of common stock. Beginning in 2021, the Compensation Committee has committed to no longer offer newly hired executive officers with RSU or PSU grants that include acceleration of vesting on a change of control as described above, unless within 12 months following a change in control, there is an involuntary termination of service of such executive officer, or such executive officer resigns for good reason.

Estimated Change in Control and Severance Benefits

The following charts present the approximate amount of the benefits to which each of our named executive officers would have been entitled had his employment terminated under the circumstances described in the preceding paragraphs, or had we undergone a change in control, on December 31, 2022.

The amounts in the following table also assume the closing price of our common stock on December 30, 2022, which was $29.58 per share. These amounts are in addition to benefits generally available to our employees upon termination of employment, such as distributions from our 401(k) plan. The amounts in the following table do not include amounts earned or benefits accrued due to continued service by the named executive officer through December 31, 2022, such as vested stock options, or amounts the named executive officers were eligible to receive under our annual bonus plan with respect to fiscal 2022 performance which was paid in fiscal 2023.

Name	Event	Cash Severance ($)	Maximum COBRA Subsidy ($)	Value of Equity Acceleration ($) (1)	Total ($)
David Wagner	Voluntary or For Cause Termination	—	—	—	—
	Not for Cause or “Good Reason” Termination	$611,301	$26,436	—	$637,737
	Death or Disability	106,250	—	—	106,250
	Change of Control without Termination, Unvested Shares Assumed	—	—	—	—
	Change of Control without Termination, Unvested Shares Not Assumed	—	—	—	—
	Involuntary Termination or "Good Reason" Termination following a Change in Control	611,301	26,436	$10,353,000	10,990,737

Patrick Brickley	Voluntary or For Cause Termination	—	—	—	—
	Not for Cause or “Good Reason” Termination	450,000	17,328	—	467,328
	Death or Disability	93,750	—	—	93,750
	Change of Control without Termination, Unvested Shares Assumed	—	—	45,672	45,672
	Change of Control without Termination, Unvested Shares Not Assumed	—	—	45,672	45,672
	Involuntary Termination or "Good Reason" Termination following a Change in Control	637,500	34,656	4,585,580	5,257,736

Phillip Huff	Voluntary or For Cause Termination	—	—	—	—
	Not for Cause or “Good Reason” Termination	—	—	—	—
	Death or Disability	—	—	—	—
	Change of Control without Termination, Unvested Shares Assumed	—	—	29,935	29,935
	Change of Control without Termination, Unvested Shares Not Assumed	—	—	29,935	29,935
	Involuntary Termination or "Good Reason" Termination following a Change in Control	—	—	444,765	444,765

Elliot Mark	Voluntary or For Cause Termination	—	—	—	—
	Not for Cause or “Good Reason” Termination	293,550	17,196	—	310,746
	Death or Disability	77,250	—	—	77,250
	Change of Control without Termination, Unvested Shares Assumed	—	—	39,164	39,164
	Change of Control without Termination, Unvested Shares Not Assumed	—	—	39,164	39,164
	Involuntary Termination or "Good Reason" Termination following a Change in Control	448,050	17,196	1,112,238	1,577,484

Bryan Barney	Voluntary or For Cause Termination	—	—	—	—
	Not for Cause or “Good Reason” Termination	200,000	17,196	—	217,196
	Death or Disability	100,000	—	—	100,000
	Change of Control without Termination, Unvested Shares Assumed	—	—	—	—
	Change of Control without Termination, Unvested Shares Not Assumed	—	—	—	—
	Involuntary Termination or "Good Reason" Termination following a Change in Control	400,000	17,196	2,958,000	3,375,196

(1)
Pursuant to our severance plan, the vesting of stock awards will be accelerated in full in certain circumstances in the event of a change in control of the Company or their involuntary termination within 12 months following a change in control of the Company. The dollar amounts in this column represents the closing price of our common stock on December 30, 2022 ($29.58) multiplied by the number of accelerated restricted stock units and performance stock units.

CEO Pay Ratio

We are required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K to disclose the ratio of our median employee's annual total compensation to the annual total compensation of our principal executive officer. At the end of 2022, our principal executive officer was David Wagner, our Chief Executive Officer. In 2022, Mr. Wagner’s annual total compensation (calculated on an annual basis) was $11,476,575, and for our median employee was $109,931, resulting in a pay ratio of approximately 104:1.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by aggregating for each applicable employee (a) the annual base salary for salaried employees (or, for hourly employees, the hourly pay rate multiplied by the estimated 2022 work schedule), (b) the estimated bonus for 2022, and (c) the accounting value of any equity awards granted during 2022 and then ranking this total compensation measure for our employees from lowest to highest. This calculation was performed for individuals employed by us on December 31, 2022, excluding Mr. Wagner, whether employed on a full-time, part-time or seasonal basis. Components of compensation paid in foreign currencies were converted to U.S. dollars based on 2022 average exchange rates. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay versus Performance Disclosure

Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:

•
A list of the most important measures that our Compensation Committee used in 2022 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or “CAP”) to Company performance;
•
A table that compares the total compensation of our NEOs as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and
•
Graphs that describe:
o
the relationships between CAP and our cumulative total stockholder return (“TSR”), GAAP Net Loss, and our Company selected measure, Adjusted EBITDA; and
o
the relationship between our TSR and the TSR of the S&P 500 Information Technology Index (“Peer Group TSR”).

Given our current pay program, the only difference between the SCT and CAP amounts for our NEOs is the value of stock awards, which for purposes of the SCT is based on the grant date fair value of stock awards granted during the year, and for purposes of CAP is based on the year over year change in the fair value of stock awards that are unvested as of the end of the year, or that vested or were forfeited during the year.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the NEOs. See “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.

Our Most Important Performance Measures Used for Linking Pay and Performance. As required by Item 402(v) of Regulation S-K, below are the most important performance measures our Committee used to link CAP to performance for 2022. The metrics below are used for purposes of determining payouts under our annual cash incentive and long-term PSU programs.

•
Adjusted EBITDA
•
Revenue

Adjusted EBITDA is the Company-selected measure included in the table and graphs that follow.

Pay Versus Performance Table. In accordance with Item 402(v) of Regulation S-K, we provide below the tabular disclosure for the Company’s CEO, Interim Co-CEOs, and the average of our NEOs other than the CEO or Interim Co-CEOs for 2022, 2021 and 2020.

	Summary Compensation Table Total for CEO			Compensation Actually Paid to CEO(5)					Value of Initial Fixed $100 Investment Based On:
Year	CEO(1)	Interim Co-CEO(2)	Interim Co-CEO(3)	CEO(1)	Interim Co-CEO(2)	Interim Co-CEO(3)	Average Summary Compen- sation Table Total for non-PEO NEOs(4)	Average Compen- sation Actually Paid to non-PEO NEOs(4)(6)	Company Total Share- holder Return	Peer Group Total Share- holder Return(7)	Net Loss ($ millions)	Adj. EBITDA ($ millions)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
2022	$11,015,886	$5,870,794	$5,571,750	$9,973,386	$1,770,482	$(2,504,541)	$1,751,936	$588,605	$38	$139	$(61)	$42
2021	$4,865,237	$4,347,241	$2,545,953	$(9,660,963)	$(3,840,720)	$(2,897,570)	$1,169,751	$(1,109,693)	$86	$194	$(95)	$11
2020	$7,442,542	$—	$—	$21,695,432	$—	$—	$3,625,753	$11,407,681	$191	$144	$(93)	$8

(1)
Reflects compensation amounts for our CEO, David Wagner for 2022, and our former CEO David Meredith for 2020 and 2021.
(2)
Reflects compensation amounts for our Interim Co-CEO, Patrick Brickley, for the years shown.
(3)
Reflects compensation amounts for our Interim Co-CEO, Vernon Irvin, for the years shown.
(4)
Reflects the average compensation amounts for our non-CEO NEOs in each year as follows: (i) for 2022: Phillip Huff, Elliot Mark, Bryan Barney, and Ajay Nigam; (ii) for 2021 Phillip Huff, Elliot Mark and Ajay Nigam; and (ii) for 2020: Patrick Brickley, Jamie Ellertson, Vernon Irvin, and Ajay Nigam.
(5)
To calculate CAP to the CEO and Interim Co-CEOs in columns (e), (f) and (g), the following amounts were deducted from and added to the applicable SCT Total compensation:

Fiscal Year	Summary Compensation Table Total	Deductions from Summary Compensation Table Total(a)	Additions to Summary Compensation Table Total (b)	Compensation Actually Paid
CEO
2022	$11,015,886	$(10,656,000)	$9,613,500	$9,973,386
2021	$4,865,237	$(4,375,033)	$(10,151,167)	$(9,660,963)
2020	$7,442,542	$(6,581,676)	$20,834,566	$21,695,432
Interim Co-CEO (Brickley)
2022	$5,870,794	$(4,999,991)	$899,679	$1,770,482
2021	$4,347,241	$(3,631,245)	$(4,556,716)	$(3,840,720)
Interim Co-CEO (Irvin)
2022	$5,571,750	$(4,999,991)	$(3,076,300)	$(2,504,541)
2021	$2,545,953	$(1,749,969)	$(3,693,554)	$(2,897,570)

(a)
Represents the grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)
Reflects the value of equity calculated in accordance with the SEC methodology for determining compensation actually paid under Item 402(v) of Regulation S-K for each year shown. The amounts deducted or added in calculating the equity values included in CAP are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year that Remained Outstanding and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in a Prior Year that Remained Outstanding and Unvested at Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Equity Value Included in Compen- sation Actually Paid
	(a)	(b)	(c)	(d)	(e)	(f)	(g) = (a) + (b) + (c) + (d) – (e) + (f)
CEO
2022	$8,134,500	$—	$1,479,000	$—	$—	$—	$9,613,500
2021	$2,446,805	$(12,826,016)	$—	$228,044	$—	$—	$(10,151,167)
2020	$6,136,616	$11,855,330	$706,860	$2,135,760	$—	$—	$20,834,566
Interim Co-CEO (Brickley)
2022	$3,742,404	$(1,171,896)	$—	$(1,670,829)	$—	$—	$899,679
2021	$1,863,377	$(4,712,851)	$—	$(1,707,242)	$—	$—	$(4,556,716)
Interim Co-CEO (Irvin)
2022	$—	$—	$—	$(1,373,756)	$(1,702,544)	$—	$(3,076,300)
2021	$978,676	$(4,929,612)	$—	$257,382	$—	$—	$(3,693,554)

(6)
To calculate CAP to the non-CEO NEOs in column (i) the following amounts were deducted from and added to the applicable SCT Total compensation:

Fiscal Year	Summary Compensation Table Total for non-PEO NEOs	Deductions from Summary Compensation Table Total (a)	Additions to Summary Compensation Table Total (b)	Compensation Actually Paid to non-PEO NEOs
2022	$1,751,936	$(1,476,987)	$313,656	$588,605
2021	$1,169,751	$(743,752)	$(1,535,692)	$(1,109,693)
2020	$3,625,753	$(3,045,260)	$10,827,188	$11,407,681

(a)
Represents the grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)
Reflects the value of equity calculated in accordance with the SEC methodology for determining compensation actually paid under Item 402(v) of Regulation S-K for each year shown. The amounts deducted or added in calculating the equity values included in CAP are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Equity Value Included in Compen- sation Actually Paid
	(a)	(b)	(c)	(d)	(e)	(f)	(g) = (a) + (b) + (c) + (d) – (e) + (f)
2022	$956,998	$(201,308)	$83,276	$(213,063)	$(312,247)	$—	$313,656
2021	$415,931	$(1,886,034)	$—	$(65,589)	$—	$—	$(1,535,692)
2020	$4,606,523	$4,471,692	$750,009	$998,964	$—	$—	$10,827,188
(7)
Reflects TSR indexed to $100 for the S&P 500 Information Technology Index, which is an industry line peer group reported in the performance graph included in the Company’s Annual Report on Form 10-K for 2022, 2021 and 2020.
(8)
See Appendix A of this Proxy Statement for a reconciliation of Adjusted EBITDA to net loss, which is the most directly comparable financial measure calculated in accordance with GAAP.

Relationship between CAP and TSR. The chart below reflects the relationship between the CEO, Co-Interim CEO, and average non-CEO NEO CAP versus our TSR and the Peer Group TSR.

CAP & Total Shareholder Return
Compensation Actually Paid ($ millions)
Total Shareholder Return (TSR)
$20.0
$10.0
$0.0
($10.0)
$200
$100
$0
($100)
2019
2020
2021
2022
CEO CAP
Co-Interim CEO-1 CAP
Co-Interim CEO-2 CAP
Avg. Other NEOs CAP
EVBG TSR
S&P 500 Info. Tech Index

Relationship between CAP and GAAP Net Loss. The chart below reflects the relationship between the CEO, Co-Interim CEO and average non-CEO NEO CAP and our GAAP Net Loss.

Compensation Actually Paid ($ millions)
$20.0
$10.0
$0.0
($10.0)
GAAP Net Loss ($ millions)
$200
$100
$0
($100)
2020
2021
2022
CEO CAP
Co-Interim CEO-1 CAP
Co-Interim CEO-2 CAP
Avg. Other NEOs CAP
GAAP Net Loss

Relationship between CAP and Adjusted EBITDA (our Company-Selected Measure). The chart below reflects the relationship between the CEO, Co-Interim CEO and average non-CEO NEO CAP and our Adjusted EBITDA.

CAP vs Adj. EBITDA
Compensation Actually Paid ($ millions)
Adj. EBITDA ($ millions)
$20.0
$10.0
$0.0
($10.0)
$40
$20
$0
($20)
2020
2021
2022
CEO CAP
Co-Interim CEO-1 CAP
Co-Interim CEO-2 CAP
Avg. Other NEOs CAP
Adj. EBITDA

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2022 by our directors who were not also our employees. David Benjamin and Rohit Ghai were elected to our Board in January 2023 and did not receive any compensation in the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash	Stock Awards(1)		Total
Richard D’Amore	$50,000	$170,000		$220,000
Alison Dean	60,000	170,000		230,000
Jaime Ellertson(2)	165,000	—		165,000
Bruns Grayson(3)	53,000	170,000		223,000
David Henshall(4)	190,000	1,000,000	(4)	1,190,000
Kent Mathy	49,000	170,000		219,000
Simon Paris	44,000	170,000		214,000
Sharon Rowlands	52,000	170,000		222,000

(1)
This column reflects the full grant date fair value of stock awards granted during the year as measured pursuant to ASC 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the non-employee director will perform the requisite service for the award to vest in full. The assumptions we used in valuing stock awards are described in note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The table below shows the aggregate number of option awards and stock awards outstanding for each of our non-employee directors as of December 31, 2022.
(2)
During 2022, Jaime Ellertson served as Chairman of our Board until his resignation on December 31, 2022.
(3)
During 2022, Bruns Grayson served on our Board until his resignation on December 31, 2022.
(4)
On January 5, 2022, David Henshall was appointed to our Board and designated as Vice-Chair of the Board. Given Mr. Henshall’s track record of operational excellence and value creation at the helm of a multi-billion dollar public multi-national technology company and his experience as a public company director, the Board tasked Mr. Henshall with the responsibility of advising on our comprehensive review of strategy and operations and co-leading our search for a new permanent CEO. In recognition of these increased responsibilities, Mr. Henshall received incremental compensation. Until we hired Mr. Wagner as Chief Executive Officer, Mr. Henshall was entitled to receive a quarterly cash retainer of $45,000. Following Mr. Wagner's hiring, Mr. Henshall is entitled to receive an annual cash retainer equal to that paid to our other non-employee directors. In addition, Mr. Henshall was granted 16,661 restricted stock units with a grant date fair value of $999,993 50% of which vested on January 31, 2023, and 50% which will vest on January 31, 2024, provided that there has not been a termination of continuous service as of each such date. The vesting and other material terms of these restricted stock units are the same as those that apply to the non-employee directors’ annual equity awards.

The following table provides information regarding outstanding unvested equity awards held by our non-employee directors as of December 31, 2022:

Name	Option Awards(a)	Stock Awards(b)
Richard D’Amore	—	4,176
Alison Dean	—	4,176
Jaime Ellertson	—	—
David Henshall	—	16,661
Bruns Grayson	24,892	4,176
Kent Mathy	5,000	4,176
Simon Paris	—	5,876
Sharon Rowlands	—	4,176

(a)
All options granted to the non-employee directors were fully vested as of December 31, 2022.
(b)
Stock awards granted to the non-employee directors vest on the anniversary of such grant, except for Mr. Henshall's award, which vests as described above.

Non-Employee Director Compensation Policy

Our Board adopted a compensation policy for non-employee directors. The policy provides for the compensation of non-employee directors with cash and equity compensation. Under the policy, each non-employee director receives an annual board service retainer of $40,000. The chairperson of each of our audit committee, our compensation committee and our nominating and corporate governance committee receive additional annual committee chair service retainers of $20,000, $12,000 and $8,000, respectively. Other members of our audit committee, our compensation committee and our nominating and corporate governance committee receive additional annual cash retainers of $10,000, $5,000 and $4,000, respectively, for each such committee of which they are a member. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the board service occurs, pro-rated for any partial quarters of service. We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meeting of our Board or any committee thereof.

In addition to cash compensation, each non-employee director is eligible to receive the RSUs pursuant to our 2016 Equity Incentive Plan. Each continuing non-employee director as of the date of each Annual Meeting will receive an annual grant of RSUs with a value of $170,000 based on the 30-day average closing price of our common stock on the Nasdaq Stock Market through December 31 in the prior year, which will vest in full at the end of the month after the date of the next annual stockholders’ meeting, provided that the applicable non-employee director is, as of such vesting date, then a director of our company. Additionally, any new non-employee directors who are appointed to the Board are eligible for an initial grant of RSUs with a value of $170,000 based on the closing price of our common stock on the Nasdaq Stock Market on the date of grant, which will vest in full on the first anniversary of the last day of the month of the date of grant, provided that at such vesting date, the director continues to serve on the Board. Any RSUs granted to a non-employee director pursuant to this policy will become fully vested upon a change in control, as long as such director is providing continuous service as of the date of such change in control. All equity awards under this policy will also be subject to the limitations on compensation payable to non-employee directors set forth in the 2016 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	3,246,755	(2)	$23.89	(3)	2,783,712	(4)(5)
Equity compensation plans not approved by security holders (6)	128,745		—	(3)	471,255
Total	3,375,500		$23.89		3,254,967

(1)
These plans consist of our 2008 Equity Incentive Plan, our 2016 Equity Incentive Plan, and our 2016 Employee Stock Purchase Plan. No further grants were made under the 2008 Equity Incentive Plan after the completion of our initial public offering on September 21, 2016. Does not include purchase rights accruing under the 2016 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.
(2)
Consists of (i) 142,202 shares of common stock issuable upon exercise of outstanding options and (ii) 3,233,298 unvested RSUs and PSUs.
(3)
RSUs and PSUs do not have an exercise price and therefore are not included in the calculation of the weighted-average exercise price.
(4)
The number of shares of common stock reserved for issuance under the 2016 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2017 and continuing through and including January 1, 2026, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2016 Equity Incentive Plan, an additional 1,203,826 shares were added to the number of available shares effective January 1, 2023.
(5)
The number of shares of common stock reserved for issuance under the 2016 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2017 and continuing through and including January 1, 2026, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 200,000 shares of our common stock or (iii) a lesser number of shares determined by our Board. Pursuant to the terms of the 2016 Employee Stock Purchase Plan, an additional 200,000 shares were added to the number of available shares effective January 1, 2023.
(6)
On December 16, 2022, the Board adopted the Everbridge, Inc. 2022 Inducement Plan (the “2022 Inducement Plan”). The 2022 Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and will be administered by the Compensation Committee of the Board. The Board approved 600,000 shares of the Company’s common stock to be used for grants to individuals who were not previously employees of the Company.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

There have been no transactions since January 1, 2022 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive and Director Compensation.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Everbridge, Inc., Attn: Corporate Secretary, 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803 or call us at 1-888-366-4911. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Noah F. Webster
Corporate Secretary

April 13, 2023

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, is available without charge upon written request to: Everbridge, Inc., Attn: Corporate Secretary, 25 Corporate Drive, 4th Floor, Burlington, Massachusetts, 01803.

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

In this Proxy Statement, we provide the following non-GAAP financial measures:

Adjusted EBITDA. As used in this report, Adjusted EBITDA is a non-GAAP financial measure that represents our net loss before interest and investment (income) expense, net, (benefit from) provision for income taxes, depreciation and amortization expense, (gain) loss on extinguishment of debt, capped call modification and change in fair value, change in fair value of contingent consideration, stock-based compensation expense and costs related to the 2022 Strategic Realignment (as defined below). We do not consider these items to be indicative of our core operating performance. The items that are non-cash include depreciation and amortization expense, (gain) loss on extinguishment of debt, capped call modification and change in fair value, change in fair value of contingent consideration and stock-based compensation expense. Adjusted EBITDA is a measure used by management to understand and evaluate our core operating performance and trends and to generate future operating plans, make strategic decisions regarding the allocation of capital and invest in initiatives that are focused on cultivating new markets for our solutions. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The following table reconciles GAAP net loss, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated (in millions):

	For the Twelve Months Ended
	December 31,
	2018	2019	2020	2021	2022
Net loss	$(47.5)	$(52.3)	$(93.4)	$(94.8)	$(61.2)
Interest expense, net	4.5	3.0	22.1	35.6	(0.6)
Income taxes, net	0.8	0.4	(2.3)	(12.6)	(2.4)
Depreciation and amortization	13.7	19.7	30.8	53.2	60.6
(Gain) loss on extinguishment of debt, capped call modification and change in fair value	—	1.4	0.3	(7.2)	(19.2)
Change in fair value of contingent consideration	(0.3)	(0.6)	3.7	(7.1)	(0.1)
Stock-based compensation	25.8	33.5	46.8	44.1	47.6
2022 Strategic Realignment(1)	—	—	—	—	17.4
Adjusted EBITDA	$(3.0)	$5.1	$8.0	$11.2	$42.1

(1)
During 2022, our Board of Directors approved a program (the “2022 Strategic Realignment”) to strategically realign our resources in order to accelerate and grow our investments in our largest growth opportunities while streamlining our operations. This program is in support of the 2022 strategic initiatives to simplify our business and accelerate the integration of recent acquisitions, and will help to drive the financial outcomes of sustainable growth and improved profitability and cash flow. The 2022 Strategic Realignment program includes a targeted realignment and reduction of headcount, facilities and other third-party spend, including brand refresh initiatives. The 2022 Strategic Realignment is expected to be substantially completed by the end of fiscal 2023.

Adjusted EBITDA Margin. As used in this report, Adjusted EBITDA Margin is a non-GAAP financial measure that represents Adjusted EBITDA as a percentage of net revenue. The following table reconciles GAAP net loss margin, the most directly comparable GAAP measure, to adjusted EBITDA margin for each of the periods indicated:

	For the Twelve Months Ended
	December 31,
	2018	2019	2020	2021	2022
Net loss margin	(32.3)%	(26.0)%	(34.4)%	(25.7)%	(14.2)%
Interest expense, net margin	3.1%	1.5%	8.1%	9.7%	(0.1)%
Income taxes, net margin	0.5%	0.2%	(0.8)%	(3.4)%	(0.6)%
Depreciation and amortization margin	9.3%	9.8%	11.3%	14.4%	14.0%
(Gain) loss on extinguishment of debt, capped call modification and change in fair value	—	0.7%	0.2%	(1.9)%	(4.5)%
Change in fair value of contingent consideration margin	—	(0.3)%	1.4%	(1.9)%	—
Stock-based compensation margin	17.6%	16.7%	17.2%	12.0%	11.0%
2022 Strategic Realignment	—	—	—	—	4.0%
Adjusted EBITDA margin	(1.8)%	2.6%	3.0%	3.0%	9.8%
(margin % columns may not add up due to rounding)

Adjusted Free Cash Flow. As used in this report, Adjusted Free Cash Flow is a non-GAAP financial measure that represents cash provided by (used in) operating activities minus cash used for capital expenditures and capitalized software development costs and further adjusted for cash payments for the 2022 Strategic Realignment. The following table reconciles net cash from operating activities, the most directly comparable GAAP measure, to adjusted free cash flow for each of the periods indicated (in millions):

	For the Twelve Months Ended
	December 31,
	2021	2022
Net cash from operating activities	$22.2	$20.2
Capital expenditures	(5.1)	(3.5)
Capitalized software development costs	(14.7)	(15.1)
Free cash flow	2.4	1.6
Cash payments for 2022 Strategic Realignment	—	12.3
Adjusted free cash flow	$2.4	$13.9

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, for a more detailed discussion of our fiscal 2022 financial results.

1 U P X everbridge vote 01 - David Benjamin 04 - Rohit Ghai 07 - Simon Paris 02 - Richard D’Amore 05 - David Henshall 08 - Sharon Rowlands 03 - Alison Dean 06 - Kent Mathy For Withhold For Withhold For Withhold 09 - David Wagner 3. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03SD6C + + Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. For Against Abstain For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 M M M M M M M M M MMMMMMMMMMMMMMM 5 7 4 5 1 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # ∆ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/EVBG or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EVBG Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by May 25, 2023 at 2:00 A.M., Eastern Time. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EVBG Notice of 2023 Annual Meeting of Stockholders Cooley, LLP 500 Boylston Street, 14th floor, Boston, MA 02116 Proxy Solicited by Board of Directors for Annual Meeting – May 25, 2023 Noah Webster and Cara Bradley, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Everbridge, Inc. to be held on May 25, 2023 or at any postponement or adjournment thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee becomes unavailable for election as a result of an unexpected occurrence). Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each nominee listed and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Everbridge, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.